OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Belo Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Robert W. Decherd
Chairman of the Board
Chief Executive Officer

April 3, 2007

Dear Fellow Shareholder:

We invite you to attend our annual meeting of shareholders that will be held on May 8, 2007 in The Pavilion of the Belo Mansion, at 2101 Ross Avenue, Dallas, Texas. At the meeting, you will hear a report on Belo’s operations and have a chance to meet your directors and executive officers. This package includes the formal notice, proxy statement, and proxy card for the meeting, together with our 2006 annual report.

The proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the Board operates and provides information about our directors, including those nominated for election at this year’s meeting.

For those shareholders with access to the Internet, we encourage you to vote your shares over the Internet. Detailed instructions on how to vote over the Internet or by telephone are set out on the proxy card. Also, we encourage you to elect to receive future annual reports, proxy statements, and other materials over the Internet, by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and could save the Company a substantial amount of money in printing and postage costs.

Whether or not you attend the meeting, we encourage you to vote your shares as soon as possible prior to the meeting either by returning your proxy card or by voting using the Internet or telephone voting procedures outlined in the enclosed materials. Even if you own only a few shares, it is important that your shares be represented at the meeting.

We hope to see you on May 8th.

Sincerely,

Belo Corp.  P. O. Box 655237 Dallas, Texas 75265-5237 Tel. 214.977.6606 Fax 214.977.6603
www.belo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4841

Belo Corp.
P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2007

To Belo Shareholders:

Please join us for the 2007 annual meeting of shareholders of Belo Corp.. The meeting will be held in The Pavilion of the Belo Mansion, at 2101 Ross Avenue, Dallas, Texas, on Tuesday, May 8, 2007, at 11:00 a.m., Dallas, Texas time. Refreshments will be served prior to the meeting, starting at 10:00 a.m..

At the meeting, the holders of Belo Series A common stock and Belo Series B common stock will act on the following matters:

1.	Election of four Class III directors;

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm;

3.	A shareholder proposal relating to repeal of the classified Board of Directors; and

4.	Any other matters that may properly come before the meeting.

All holders of record of shares of Belo Series A common stock and Belo Series B common stock at the close of business on March 16, 2007 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

By Order of the Board of Directors

GUY H. KERR
Secretary

April 3, 2007

Belo Corp.
P. O. Box 655237
Dallas, Texas 75265-5237
www.belo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held On May 8, 2007

This proxy statement contains information related to the annual meeting of shareholders of Belo Corp. to be held on Tuesday, May 8, 2007, beginning at 11:00 a.m., Dallas, Texas time, at The Pavilion of the Belo Mansion, 2101 Ross Avenue, Dallas, Texas, and any postponement or adjournment of the meeting.

This proxy statement and related proxy card will be distributed to shareholders beginning on or about April 3, 2007.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of four directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, voting upon a shareholder proposal relating to repeal of the classified Board of Directors, and any other matters properly brought before the meeting. Management will report on Belo’s performance in 2006 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned Belo shares at the close of business on March 16, 2007, the record date, or their duly appointed proxies, are entitled to vote at the meeting. If you owned Belo shares at the close of business on March 16, 2007, you are entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 87,772,587 shares of Series A common stock and 14,426,021 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. Both a majority of the voting power of the outstanding shares eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf, or you may vote in person at the meeting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name and any shares held in your Belo Savings Plan account are covered by separate proxy cards. Shares held in the Belo Savings Plan may be voted only by the plan trustee. Also, if you hold shares indirectly through someone else, such as a broker, you may receive material from that person asking how you want to vote. It is important that you follow the instructions on each proxy card and vote the shares represented by each card separately.

How do I vote by proxy?

If you vote by proxy, you may vote online via the Internet, by telephone, or by completing and returning your enclosed proxy card in the envelope provided. All proxy cards that are properly completed and submitted will be voted as specified. However, if you sign, date, and return your proxy card but do not check any boxes, the shares represented by that card will be voted FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, AGAINST the shareholder proposal relating to repeal of the classified Board, and, at the discretion of the proxy holders, on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

If you want to vote using the Internet or telephone, please follow the instructions on each proxy card and have the proxy card available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy cards must be received and votes cast using the Internet or telephone must be cast by the date and time noted on the card.

If your shares are held indirectly, your broker or nominee may not offer voting using the Internet or telephone. Please be certain to check your proxy card or contact your broker or nominee to determine available voting arrangements.

How do I vote in person?

You may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 16, 2007. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy?

Yes. You may revoke your proxy (including an Internet or telephone vote) by:

➢	filing a written notice of revocation with the corporate Secretary of Belo Corp. at any time prior to the annual meeting;

➢	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

➢	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

➢	voting by ballot at the meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

Attendance at the meeting does not by itself revoke a previously granted proxy.

How do I vote my shares held in the Belo Savings Plan?

Only the plan trustee, Fidelity Management Trust Company, can vote the shares held by the Belo Savings Plan. If you participate in the Belo Savings Plan and had full shares of Belo common stock credited to your account as of the record date, you will receive a separate voting instruction card for the purpose of instructing the plan trustee how to vote your plan shares. You may instruct the trustee using the Internet or the telephone or by signing and returning your card in the envelope provided. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from Belo Savings Plan participants before the annual meeting, the trustee must receive your voting instructions by May 6, 2007. If you sign, date, and return a card but do not check any boxes on the card, the trustee will vote your shares FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of the classified Board. In addition, at its discretion, the trustee of the Belo Savings Plan will be authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you by that date, the trustee will vote your shares in the same proportion as the shares in the Belo Savings Plan for which voting instructions have been received. You may revoke or modify previously given voting instructions by May 6, 2007, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card by that date.

What vote does the Board recommend?

The Board recommends a vote FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of the classified Board. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each matter?

➢  Election of directors — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Broker non-votes have no effect on the outcome of the election. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2007 annual meeting of shareholders are incumbent directors.

➢  Ratification of appointment of independent registered public accounting firm  — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2007.

➢  Shareholder proposal — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve the shareholder proposal that the Board of Directors take the necessary steps to repeal the classified Board. The proposal, if approved by the shareholders, would not eliminate the classified Board. Instead, the proposal would be an advisory recommendation to the Board.

➢  Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that may properly come before the meeting.

For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation. Therefore, broker non-votes have no effect on the outcome of the vote with respect to these matters.

PROXY SOLICITATION

Your proxy is being solicited on behalf of Belo’s Board of Directors. In addition to use of the mails, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of Belo. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., Inc. to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow & Co., Inc. a fee of $7,500 plus its related costs and expenses. We also supply brokers, nominees and other custodians with proxy forms, proxy statements and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees and other custodians for their reasonable expenses.

STOCK OWNERSHIP

The following tables set forth information as of March 16, 2007, regarding the beneficial ownership of Belo common stock by our directors, nominees for election as director, the executive officers named in the Summary Compensation Table in the 2007 proxy statement, all directors and executive officers as a group, and by each person known to Belo to own more than 5% of the outstanding shares of Series A or Series B common stock. At the close of business on March 16, 2007, there were 87,772,587 Series A shares, 14,426,021 Series B shares, and 102,198,608 combined Series A and Series B shares issued and outstanding.

Under the rules of the Securities and Exchange Commission (the “SEC”), the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date (to and including May 15, 2007) pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of Belo common stock beneficially owned by all directors and executive officers as a group, representing 17.2% of the outstanding shares of Series A and Series B common stock, have combined voting power of 60.0%.

Stock Ownership of Directors and Executive Officers

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of March 16, 2007(1) (2) (3) (4)
					Combined
	Series A		Series B		Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent
Robert W. Decherd*+	95,592	**	8,337,836	50.3%	8,433,428	8.1%
John L. (Jack) Sander+	30,220	**	991,000	6.4%	1,021,220	1.0%
Dunia A. Shive+	13,626	**	559,200	3.7%	572,826	**
Dennis A. Williamson+	8,719	**	321,000	2.2%	329,719	**
Guy H. Kerr+	6,012	**	360,700	2.4%	366,712	**
Henry P. Becton, Jr.*	8,168	**	100,194	**	108,362	**
Louis E. Caldera*◆	—	**	44,440	**	44,440	**
France A. Córdova, Ph.D.*	—	**	29,535	**	29,535	**
Judith L. Craven, M.D., M.P.H.*◆	4,800	**	76,637	**	81,437	**
Roger A. Enrico*	10,000	**	106,554	**	116,554	**
Dealey D. Herndon*◆	729,279	**	2,737,885	18.9%	3,467,164	3.4%
Laurence E. Hirsch*	10,000	**	130,555	**	140,555	**
Wayne R. Sanders*◆	3,000	**	29,535	**	32,535	**
William T. Solomon*	—	**	116,887	**	116,887	**
M. Anne Szostak *	10,000	**	19,736	**	29,736	**
Lloyd D. Ward*	—	**	59,350	**	59,350	**
J. McDonald Williams*	6,000	**	86,859	**	92,859	**
All directors and executive officers as a group (20 persons)	1,020,762	1.2%	17,682,104	85.1%	18,702,866	17.2%

*	Director
◆	Nominee
+	Executive Officer
**	Less than one percent

(1)	➢	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 8.8%; Dealey Herndon, 3.8%; Jack Sander, 1.1%; and all directors and executive officers as a group, 17.7%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options listed in footnote (3) to the table.

	➢	The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister.

	➢	The following shares are included in the individual’s holdings because the individual has either sole or shared voting and dispositive power with respect to such shares.

Robert Decherd — 13,980 Series A shares held in trust for which Robert serves as trustee; Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 23,159 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Jack Sander — 1,000 Series A shares owned by Jack and his wife as to which he shares voting and dispositive power.

Dunia Shive — 824 Series A shares owned by Dunia and her husband as to which she shares voting and dispositive power.

Dennis Williamson — 3,614 shares Series A shares owned by Dennis and his wife as to which he shares voting and dispositive power.

Guy Kerr — 800 shares held for the benefit of his children as to which he has sole voting and dispositive power. Guy disclaims beneficial ownership of these shares.

Dealey Herndon — 20,000 Series A shares held by a charitable foundation she established and for which she serves as a director. Dealey disclaims beneficial ownership of these shares.

(2)		Robert Decherd’s holdings include 1,125,281 Series B shares owned by him and which are subject to a pledge.

(3)	The number of shares shown in the table above includes (a) shares held in the Belo Savings Plan at March 16, 2007, and (b) shares that could be purchased by exercise of options exercisable on March 16, 2007 or within 60 days thereafter (to and including May 15, 2007) under Belo’s equity compensation plans, as follows:

	Shares Held in		Exercisable
	Belo Savings Plan		Stock Options
Name	Series A	Series B	Series A	Series B

Robert W. Decherd	5,466	—	—	2,164,800
John L. (Jack) Sander	—	—	—	991,000
Dunia A. Shive	3,632	—	—	559,200
Dennis A. Williamson	2,490	—	—	321,000
Guy H. Kerr	1,720	—	—	360,700
Henry P. Becton, Jr.	—	—	—	100,194
Louis E. Caldera	—	—	—	44,440
France A. Córdova, Ph.D.	—	—	—	29,535
Judith L. Craven, M.D., M.P.H.	—	—	—	76,637
Roger A. Enrico	—	—	—	106,554
Dealey D. Herndon	—	—	—	76,637
Laurence E. Hirsch	—	—	—	130,555
Wayne R. Sanders	—	—	—	29,535
William T. Solomon	—	—	—	76,887
M. Anne Szostak	—	—	—	19,736
Lloyd D. Ward	—	—	—	59,350
J. McDonald Williams	—	—	—	80,859
All directors and executive officers as a group (20 persons)	25,210	—	—	6,338,919

(4)	Pursuant to SEC rules, the percentages in the table are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in footnote (3) to the table.

Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of December 31, 2006(1) (2) (5) (6)
					Combined
	Series A		Series B		Series A and Series B
Name and Address	Number	Percent	Number	Percent	Number	Percent

Private Capital Management(3)	17,121,306	19.5%	—	—	17,121,306	16.7%
8889 Pelican Bay Boulevard Naples, Florida 34108

Barclays Global Investors, NA/ Barclays Global Fund Advisors(4)	4,670,456	5.3%	—	—	4,670,546	4.6%
45 Fremont Street San Francisco, California 94105

James M. Moroney III+(5)	73,838	**	3,076,301	20.4%	3,150,139	3.1%
P.O. Box 655237 Dallas, Texas 75265-5237

The Estate of James M. Moroney, Jr.(6)	101,354	**	827,749	5.7%	929,103	**
P.O. Box 655237 Dallas, Texas 75265-5237

+	Executive Officer
**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(3)	Based upon information contained in Amendment Number One to its report on Schedule 13G filed with the SEC on January 5, 2007, Private Capital Management shares voting and dispositive power with respect to these shares.

(4)	Based upon information contained in their report on Schedule 13G filed with the SEC on January 23, 2007, (i) Barclays Global Investors, NA, has sole voting power with respect to 1,945,128 of these shares and has sole dispositive power with respect to 2,443,967 of these shares and (ii) Barclays Global Fund Advisors has sole voting and dispositive power with respect to 2,226,579 of these shares.

(5)	James M. Moroney III is publisher and chief executive officer of The Dallas Morning News. He is a second cousin of Robert Decherd and Dealey Herndon and the son of James M. Moroney, Jr.. As of March 16, 2007, his holdings include 51,995 Series A shares and 2,350,277 Series B shares held by Moroney Management, Limited, a family limited partnership of which he is the managing general partner, and 52,100 Series B shares held in a family trust as to which he has sole voting authority and 615,400 Series B shares that could be purchased by exercise of options exercisable on March 16, 2007 or within 60 days thereafter (to and including May 15, 2007) under Belo’s stock plans, as well as 480 Series B shares owned by Jim and his wife as to which he shares voting and dispositive power. If the Series A total included shares into which Series B shares held are convertible, he would be deemed to be the beneficial owner of 3.5% of the Series A shares. Jim’s holdings are also reflected in the totals (all directors and executive officers as a group (20 persons)) in the “Stock Ownership of Directors and Executive Officers” table and in footnote (2) thereto.

(6)	James M. Moroney, Jr., a former chairman of the board and chief executive officer of Belo, passed away on February 18, 2007. He was Jim Moroney’s father and was a cousin of Robert Decherd and Dealey Herndon. As of March 16, 2007, the holdings of his estate included 29,800 Series A shares held by a charitable foundation established by Jim Moroney, Jr. and his family and for which he served as trustee and 18,349 Series B shares that could be purchased by exercise of options under Belo’s stock plans. If the Series A total included shares into which Series B shares held are convertible, his estate would be deemed to be the beneficial owner of 1.0% of the Series A shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under Belo’s equity compensation plans as of December 31, 2006:

(c)
Number of Securities
	(a)		(b)		Remaining Available for
	Number of Securities to		Weighted-Average		Future Issuance Under
	be Issued Upon Exercise		Exercise Price of		Equity Compensation Plans
	of Outstanding Options,		Outstanding Options,		(excluding securities
	Warrants and Rights(1)		Warrants and Rights(2)		reflected in column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders	789,013	14,757,498	—	$21.43	7,450,812
Equity Compensation Plans Not Approved by Shareholders(4)	—	—	—	—	—

Total	789,013	14,757,498	—	$21.43	7,450,812

(1)	Shares of Series A common stock are potentially issuable under outstanding restricted stock unit grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	Restricted stock units are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	Belo’s equity compensation plans allow the Compensation Committee to designate either Series A or Series B common stock at the time of grant.

(4)	All of Belo’s equity compensation plans under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of Belo common stock and any subsequent changes in beneficial ownership of Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons, we believe that all filings required to be made by the reporting persons during 2006 were timely filed.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Belo’s bylaws provide that the Board of Directors is comprised of nine to 14 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 68th birthday. As announced in July 2006, Roger Enrico, age 62, a Class II director, will retire from the Board on the date of the 2007 annual meeting. As a result of this event, the size of the board will decrease from 13 to 12.

Nominees for Directors

The following candidates are nominated by the Board and each is an incumbent director. The independence of each director is addressed under “Corporate Governance — Director Independence”; see page 18. Class III directors will be eligible to serve a three-year term until the 2010 annual meeting.

Class III Directors (Current terms expire at the 2007 annual meeting)

Louis E. Caldera	Director since July 2001
Age 51	Audit Committee Member

Louis Caldera served as president of the University of New Mexico from August 2003 to February 2006, and is currently a tenured member of the University of New Mexico Law School faculty. He served as vice chancellor for university advancement at The California State University from June 2001 to June 2003. Louis was Secretary of the Army in the Clinton Administration from July 1998 until January 2001. He previously served as managing director and chief operating officer for the Corporation for National and Community Service, a federal grant-making agency, from September 1997 to June 1998. Louis serves on the boards of directors of IndyMac Bancorp, Inc. and Southwest Airlines Co..

Judith L. Craven, M.D., M.P.H.	Director since December 1992
Age 61	Compensation Committee Chair Executive Committee Member

Judy Craven is a member of the board of regents of The University of Texas System, a position she has held since March 2001, and serves on the boards of directors of SYSCO Corporation, Luby’s, Inc., three Sun America Mutual Fund companies, and two Variable Annuity Life Insurance Company of America mutual fund companies. From July 1992 until her retirement in October 1998, Judy served as president of the United Way of the Texas Gulf Coast. From 1983 to 1992, she was dean of the School of Allied Health Sciences of the University of Texas Health Science Center at Houston, and from 1987 to 1992 was vice president of multicultural affairs for the University of Texas Health Science Center.

Dealey D. Herndon	Director since May 1986
Age 60	Executive Committee Member

Dealey Herndon was president of Herndon, Stauch & Associates, a project and construction management firm, from September 1995 until the business was sold in April 2006. Dealey remains active in the new firm as Executive Project Manager. From January 2001 to October 2001, she also served as director of appointments for Texas Governor Rick Perry. From 1991 to September 1995, she was executive director of the State Preservation Board of the State of Texas and managed the Texas Capitol Restoration in that capacity. Dealey is trustee emeritus of the National Trust for Historic Preservation in Washington, D.C. and is a board member and past-president of the Heritage Society of Austin.

Wayne R. Sanders	Director since May 2003
Age 59	Audit Committee Member

Wayne Sanders is the former chairman and chief executive officer of Kimberly-Clark Corporation. He served as president and chief executive officer of Kimberly-Clark from 1991 until September 2002 and as chairman of the board from 1992 until February 2003. Wayne joined Kimberly-Clark in 1975 and held other senior positions prior to 1991. He serves on the board of directors of Texas Instruments Incorporated. Wayne is a member of the board of trustees of Marquette University and serves as national trustee and Governor of the Boys and Girls Clubs of America.

The Board of Directors recommends a vote FOR Proposal One for the election of each of the nominees.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class I Directors (Terms expire at the 2008 annual meeting)

France A. Córdova, Ph.D.	Director since May 2003
Age 59	Nominating and Corporate Governance Committee Member

France Córdova has served as chancellor of University of California Riverside since July 2002. From August 1996 to July 2002, she was vice chancellor for research and professor of physics at University of California Santa Barbara. She served as chief scientist of National Aeronautics and Space Administration (NASA) from 1993 to 1996. France is a member of the boards of directors of Edison International and its subsidiary, Southern California Edison, the American Council on Education, and the National Association of State Universities and Land Grant Colleges. She is vice chair of the board of California Association for Research in Astronomy and serves on the California Council on Science and Technology and on advisory committees for the National Academy of Sciences.

Robert W. Decherd	Director since March 1976
Age 56

Robert Decherd has been Belo’s chairman and chief executive officer since January 1987. Robert served as president of Belo from January 1985 through December 1986 and again from January 1994 through February 2007. From January 1984 through December 1986, he served as chief operating officer. Robert is a member of the board of directors, lead director, and chairman of the Executive Committee of Kimberly-Clark Corporation. He serves on the Advisory Council for Harvard University’s Center for Ethics, and the Board of Visitors of the Columbia Graduate School of Journalism. From 2002 to March 2006, Robert served as a member of the FCC’s Media Security and Reliability Council, which is part of President Bush’s Homeland Security initiative.

Laurence E. Hirsch	Director since August 1999
Age 61	Compensation Committee Member

Larry Hirsch is the chairman of Eagle Materials Inc., a construction products company, a position he has held since July 1999. He is also the chairman of Highlander Partners, L.P., a private equity firm. Larry is the former chairman and chief executive officer of Centex Corporation, one of the nation’s largest homebuilders. He was chief executive officer of Centex from July 1988 through March 2004 and chairman of the board from July 1991 through March 2004. Larry serves as chairman of the Center for European Policy Analysis in Washington, D.C..

M. Anne Szostak	Director since October 2004
Age 56	Executive Committee Member

Since June 2004, Anne Szostak has been president and chief executive officer of Szostak Partners, a consulting firm that advises businesses on strategic and human resources issues. From February 1998 until her retirement in June 2004, Anne served as executive vice president of FleetBoston Financial, a diversified financial services company. She served as director of Human Resources and Diversity of Fleet from February 1998 until June 2004 and served as chairman and chief executive officer of Fleet Bank-Rhode Island from 2001 to 2003. During her 31-year career with Fleet, she held several executive positions. Anne is a director of Choicepoint, Inc., Spherion Corporation, and Tupperware Corporation. She chairs the board of Women & Infants Hospital in Providence and is Governor emeritus of Boys and Girls Clubs of America. Anne is also a member of the boards of directors of The Rhode Island Foundation, Women & Infants Hospital Foundation, and Salve Regina University.

J. McDonald Williams	Director since April 1985
Age 65	Lead Director Executive Committee Chairman

Don Williams is the former chief executive officer and chairman of Trammell Crow Company, a real estate services firm. He served as chief executive officer from 1977 through July 1994, as chairman of the board from August 1994 to May 2002, and as chairman emeritus from May 2002 until December 2006 when Trammell Crow Company merged with CB Richard Ellis. Don serves on the boards of directors of Tenet Healthcare Corporation, Abilene Christian University, the Hoblitzelle Foundation, Southern Methodist University’s Perkins School of Theology, and the Foundation for Community Empowerment. He also serves on the Dean’s Council of Harvard University’s John F. Kennedy School of Government.

Class II Directors (Terms expire at the 2009 annual meeting)

Henry P. Becton, Jr.	Director since May 1997
Age 63	Audit Committee Chairman Executive Committee Member

Henry Becton has been president of WGBH Educational Foundation, a public broadcasting organization, since 1984 and served as its general manager from 1978 until 1999. He is the lead director of Becton Dickinson and Company and is a trustee or director of 32 DWS Scudder Fund investment companies or trusts advised by Deutsche Bank. Henry served as a director of The Providence Journal Company from 1992 to 1997. Henry is a trustee of the Boston Museum of Science and is a member of the boards of directors of the PBS Foundation, Public Radio International, and America’s Public Television Stations.

William T. Solomon	Director since April 1983
Age 64	Nominating and Corporate Governance Committee Member

Bill Solomon is chairman of the board of Austin Industries, Inc., a general construction company, a position he has held since 1987. Bill was chairman and chief executive officer from 1987 to March 2001 and, prior to 1987, president and chief executive officer of Austin Industries. He serves on the boards of the Hoblitzelle Foundation and the Southwestern Medical Foundation.

Lloyd D. Ward	Director since July 2001
Age 58	Compensation Committee Member

Lloyd Ward has been chairman of BodyBlocks Nutrition Systems, Inc., a manufacturer of snack food and beverages, since April 2003. Since September 2006, he has also served as chief executive officer and general manager of Yuanzhen Org Dairy Co. Ltd., an Inner Mongolia Sino-American Joint Venture producing organic milk in China. Lloyd was chief executive officer and secretary general of the United States Olympic Committee from October 2001 until March 2003, and was chairman and chief executive officer of iMotors from January 2001 until May 2001. He was chairman and chief executive officer of Maytag Corporation from August 1999 to November 2000, president and chief operating officer from 1998 to August 1999, and executive vice president from 1996 to 1998.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent auditors for the fiscal year ended December 31, 2006. The Audit Committee has appointed Ernst & Young LLP to serve in such capacity for 2007, and, as a matter of good corporate governance, has determined to submit the appointment of Ernst & Young LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will consider the appointment of other independent registered public accounting firms.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the Ernst & Young LLP fees related to the audits of our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 and the reviews of our financial statements for the quarterly periods within those fiscal years, and all other fees Ernst & Young LLP has billed us for services rendered during the fiscal years ended December 31, 2006 and December 31, 2005:

	2006	2005

Audit Fees (consists of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$1,441,600	$1,227,600

Audit-Related Fees (consists of audits of employee benefit plans and consultations on financial accounting and reporting, and annual subscription to EYOnline)	$143,400	$125,000

Tax Fees (consists of assistance with the preparation of federal and state tax returns and consultations related to the tax implications of certain transactions)	$211,840	$208,787

All Other Fees	$—	$—

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the committee chairman and other committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full committee at its next scheduled meeting. The Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

The Board of Directors recommends a vote FOR Proposal Two for the ratification of the appointment of Ernst & Young LLP as Belo’s independent registered public accounting firm.

PROPOSAL THREE: SHAREHOLDER PROPOSAL RELATING TO
REPEAL OF THE CLASSIFIED BOARD

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, 1 Centre Street, Room 736, New York, New York 10007-2341, together owning as of November 20, 2006 approximately 258,979 shares of the Company’s common stock, has notified the Company that the boards of trustees of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension, and the New York City Board of Education Retirement System, intend to present the following proposal for consideration at the meeting. Belo’s Board of Directors opposes such shareholder proposal for the reasons set forth below.

New York City Pension Funds’ Shareholder Proposal

“BE IT RESOLVED, that the stockholders of Belo Corporation request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.”

“SUPPORTING STATEMENT: We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.”

“In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.”

“We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.”

Belo Board Statement Against Shareholder Proposal

The Board of Directors unanimously recommends a vote AGAINST the proposal for the following reasons:

The Board and the Nominating and Corporate Governance Committee have given this proposal careful consideration and believe that it should not be implemented. Under the Company’s bylaws, the Board of Directors consists of three classes of directors with three-year staggered terms. One-third of the directors are elected each year. This classified structure has been in place since 1983 and has been and continues to be an integral part of the Company’s overall governance.

The Board and the Nominating and Corporate Governance Committee each review the Company’s selected corporate governance practices annually and have each concluded that the Company’s classified board structure continues to be in the best interests of the Company and its shareholders.

The Board and the Nominating and Corporate Governance Committee believe that a classified board is more advantageous to, and better serves the interests of, the Company and its shareholders than a board elected annually for the following reasons:

•	Stability and Continuity. The three-year staggered terms provide stability, enhance mid- and long-term planning and ensure that a majority of the Company’s directors at any given time have prior experience as directors of the Company. This ensures that the Board has solid knowledge of the Company’s business and strategy. Directors who have experience with the Company and knowledge about its business and affairs are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its shareholders. At the same time, the Company’s shareholders have an opportunity each year to elect several directors and to shape long-term decision-making of the Board accordingly.

•	Accountability to Shareholders. The Board further believes that annual elections for each director are not necessary to promote accountability. All directors are required to uphold their fiduciary duties to the Company and its shareholders, regardless of how often they stand for election. The Board believes that directors elected to three-year terms are not insulated from this responsibility and are as accountable to shareholders as directors elected annually.

•	Independent Journalism. The classified board structure has been commonly used by media companies to prevent short-term pressure that could be used to influence independent journalism. A classified board structure fosters long-term, stable management and editorial independence.

•	Corporate Governance. The Board is committed to corporate governance practices that will benefit the Company’s shareholders and regularly examines these practices in light of the changing environment. For example, in 2006, without any suggestion or pressure by any shareholder, the Board adopted a shareholder majority vote policy to protect shareholders’ interests. See Appendix A to this proxy statement. The Company’s Corporate Governance Guidelines focus on the independence and quality of the members of the Board and its effective functioning. See Appendix B to this proxy statement. The Board notes that numerous well-respected U.S. corporations have classified boards.

•	Protection Against Unfair and Abusive Takeover Tactics. A classified board is designed to safeguard the Company against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. The classified board structure enhances the ability of the Board to negotiate the best results for all shareholders in any takeover proposal, negotiate with the sponsor on behalf of all shareholders and weigh alternatives to provide maximum value for all shareholders.

For these reasons, the Board of Directors recommends a vote AGAINST this shareholder proposal.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, SEC regulations implementing this legislation, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to Belo’s directors, management and other Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.belo.com under “About Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to Belo Corp., Attention: Guy H. Kerr, Secretary, P.O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606. Belo’s corporate governance documents codify our existing corporate governance practices and policies.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors are independent under these standards: Henry Becton, Louis Caldera, France Córdova, Judy Craven, Roger Enrico, Larry Hirsch, Wayne Sanders, Bill Solomon, Anne Szostak, Lloyd Ward, and Don Williams. In assessing director independence, the Board considered in particular with respect to Bill Solomon, that he is the non-executive chairman of the board of Austin Industries, Inc., the parent company of an entity with which Belo entered into a construction contract in 2005. The Belo Board concluded, based on all the facts and circumstances, that this relationship (which is discussed in more detail under “Certain Relationships” below) is not a material relationship with Belo and does not affect Bill’s independence as a director. In determining the independence of Anne Szostak, the Board considered that her husband, Michael Szostak, is a sportswriter and columnist for The Providence Journal, a newspaper published by The Providence Journal Company, a subsidiary of Belo Corp.. The Board concluded, based on all the facts and circumstances, that this relationship is not a material relationship with Belo and does not affect Anne’s independence as a director. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held five regularly-scheduled meetings in 2006. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders, and all of the current directors attended the 2006 Annual Meeting of Shareholders.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. In addition, the independent directors meet in executive session at least annually. The lead director is responsible for presiding at the executive sessions. The Board has designated Don Williams, the chairman of the Executive Committee, as the lead director. Board committee chairs preside at executive sessions of their respective committees.

Committees of the Board

The Board has the following committees:

Audit Committee.  The Audit Committee consists of Henry Becton (chairman), Louis Caldera, and Wayne Sanders. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met six times during 2006.

The Board has determined that each member of the Audit Committee meets both the SEC and the NYSE standards for independence. In addition, the Board has determined that at least two members of the Audit Committee, Henry Becton, chairman of the Audit Committee, and Wayne Sanders, meet the NYSE standard of having accounting or related financial management expertise and the SEC criteria of an “audit committee financial expert.”

Compensation Committee.  The Compensation Committee consists of Judy Craven (chair), Larry Hirsch, and Lloyd Ward, each of whom is an independent director under NYSE listing standards. The Compensation Committee evaluates the performance of the chief executive officer and sets his compensation level based on this evaluation. The Compensation Committee makes recommendations to the non-management members of the Board for base salaries of other executive officers and compensation for non-management directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company’s 1995 Executive Compensation Plan, 2000 Executive Compensation Plan, 2004 Executive Compensation Plan (collectively, “Executive Compensation Plans”), The G. B. Dealey Retirement Pension Plan, Belo Savings Plan, and Belo Supplemental Executive Retirement Plan (“SERP”).

To assist the committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the committee annually engages an outside compensation consultant. For 2006, Hewitt Associates LLC was retained for this purpose. The scope of Hewitt’s engagement was to provide ongoing recommendations regarding executive compensation consistent with Belo’s business needs, its pay philosophy, market trends and the latest legal and regulatory considerations; to provide market data as background to annual decisions regarding CEO and senior management base salary, bonus and long-term incentive amounts; to advise the committee as to best practices for working effectively with management while representing shareholders’ interests; and to provide other services as the committee may request. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s Compensation Discussion and Analysis (CD&A) below. The Compensation Committee met six times during 2006.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Roger Enrico (chairman), France Córdova, and Bill Solomon, each of whom is an independent director under the NYSE listing standards. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping Belo’s corporate governance practices, including the development and review of the corporate governance guidelines and the Board committee charters. The Nominating and Corporate Governance Committee met twice in 2006.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. The committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the committee’s attention through current Board members, shareholders or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in Belo’s corporate governance guidelines, is to consider shareholders’ recommendations for nominees when shareholders supply the information required for director nominations under the advance notice provisions of Belo’s bylaws. The committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in Belo, and the candidate has the opportunity to learn more about Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by Belo’s shareholders.

Executive Committee.  The Executive Committee consists of Don Williams (chairman), Henry Becton, Judy Craven, Roger Enrico, Dealey Herndon, and Anne Szostak. The Executive Committee reviews Belo’s long-range financial and strategic planning initiatives and has responsibility for senior executive succession planning. The committee met twice in 2006.

Audit Committee Report

As described more fully in our written charter, which is posted on our Web site at www.belo.com under “About Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent auditors, Belo’s audited consolidated financial statements and the audit of the effectiveness of Belo’s internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP various matters, including their judgments as to the quality of Belo’s accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and discussed with them their independence from Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Belo’s annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Respectfully submitted,

Audit Committee
Henry P. Becton, Jr., Chairman
Louis E. Caldera
Wayne R. Sanders

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the corporate Secretary, P.O. Box 655237, Dallas, Texas 75265-5237. Communications intended for a specific director or directors (such as the lead director or non-management directors) should be addressed to his, her or their attention c/o the corporate Secretary at this address. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

Belo’s executive officers are as follows:

Name	Office Currently Held	Office Held Since

Robert W. Decherd	Chairman of the Board Chief Executive Officer	1987	(1)

John L. (Jack) Sander	Vice Chairman	2006	(2)

Dunia A. Shive	President Chief Operating Officer	2007	(3)

Dennis A. Williamson	Executive Vice President/Chief Financial Officer	2006	(4)

James M. Moroney III	Publisher and Chief Executive Officer, The Dallas Morning News	2001	(5)

Donald F. (Skip) Cass, Jr.	Executive Vice President	2007	(6)

Guy H. Kerr	Senior Vice President/Law and Government Secretary	2003	(7)

Marian Spitzberg	Senior Vice President/Human Resources	2000	(8)

(1)	Member of the Board of Directors. (See “Proposal One: Election of Directors” above for additional information.)

(2)	Jack Sander, age 65, served as vice chairman from February 2006 until he retired as an executive officer of the Company effective as of December 31, 2006. He served as president/Media Operations from January 2004 through January 2006 and as executive vice president/Media Operations from January 2001 through December 2003. Jack joined Belo in January 1997 and served as president of the Television Group from July 1998 through December 2003.

(3)	Dunia Shive, age 46, was named president and Chief Operating Officer on February 28, 2007, having served as president/Media Operations of Belo since February 2006. She served as an executive vice president of Belo from December 2000 through January 2006. Dunia was executive vice president/Media Operations from January 2004 through December 2004 and served as Chief Financial Officer from December 2000 through December 2003. Since joining Belo in May 1993, Dunia has held several senior positions with the Company, including senior vice president/Chief Financial Officer from July 1998 until December 2000.

(4)	Dennis Williamson, age 59, has been Chief Financial Officer of the Company since January 2004 and has served as executive vice president since February 2006. He was a senior corporate vice president of Belo from November 2002 through January 2006 and served as senior vice president of the Television Group from January 2000 to November 2002. From February 1997 to January 2000, Dennis was president/General Manager of KING-TV in Seattle, Washington. Dennis joined Belo in February 1997 in conjunction with the Company’s acquisition of The Providence Journal Company. The Providence Journal Company and KING-TV are subsidiaries of Belo.

(5)	Jim Moroney, age 50, has been publisher and Chief Executive Officer of The Dallas Morning News since June 2001. He served as president of Belo Interactive, Inc. from its formation in May 1999 until June 2001 and as executive vice president of Belo from July 1998 through December 1999. Jim joined Belo in November 1978. Both The Dallas Morning News and Belo Interactive, Inc. are subsidiaries of Belo.

(6)	Skip Cass, age 41, was named executive vice president of Belo on February 28, 2007 overseeing Belo Interactive Media and the Company’s business development activities. He was executive vice president/Media Operations from February 2006 through February 2007, and served as senior vice president from February 2000 through January 2006, including responsibility for Corporate Communications from February 2000 through January 2002. Additionally, Skip had operating responsibility for The Press-Enterprise since 2000 and for Belo’s Arizona broadcast operations since January 2001.

(7)	Guy Kerr, age 54, has been senior vice president/Law and Government since July 2003 and has been secretary since June 2000. He served as senior vice president/General Counsel from June 2000 until July 2003. From 1985 until June 2000, Guy was a partner in the law firm of Locke Liddell & Sapp LLP and its predecessors, in Dallas, Texas. In that capacity, Guy worked on most of Belo’s major corporate business transactions.

(8)	Marian Spitzberg, age 58, has been senior vice president/Human Resources since February 2000. She served as vice president/Deputy General Counsel from January 1997 until February 2000 and as secretary from July 1998 until February 2000. Marian joined Belo in March 1992.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (the “Committee”) of the Board of Directors oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The primary management liaisons to the Committee are the Company’s chief executive officer, Robert Decherd, and its senior vice president/Human Resources, Marian Spitzberg.

Compensation Objectives

The Company has adopted compensation policies to achieve the following objectives:

•	establish a competitive compensation program;
•	attract and retain executive talent in positions that most directly affect the Company’s overall performance;
•	motivate and reward executives for achievement of the Company’s financial and non-financial performance objectives;
•	encourage coordinated and sustained effort toward maximizing the Company’s value to its shareholders; and
•	align the long-term interests of executives with those of the Company’s shareholders.

Setting Executive Compensation

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. Hewitt Associates LLC was retained for this purpose in 2006.

Surveys and Benchmarking.  The Company used several different compensation surveys to prepare 2006 compensation recommendations for consideration by the Committee. For base salary and total target cash compensation, the Company referenced the Towers Perrin Media Industry CDB Executive Compensation Database, referred to as the Towers Perrin Media Survey. The Towers Perrin Media Survey consisted of compensation survey information from 106 companies with media operations that include newspapers, television stations, television networks, magazines, radio stations, information publishing, and Internet/online services commonly classified as media. The median annual revenue for all participants in the Towers Perrin Media Survey was $373 million.

Belo identified 20 companies within the Towers Perrin Media Survey that share with the Company similar characteristics in terms of focus on media operations (i.e., newspaper, television stations, and Internet operations). Survey data from this group of peer companies, referred to as the Towers Perrin Peer Group, provides the Company with supplemental information for both base salary and total target cash compensation for the executive officers. The companies included in the Towers Perrin Peer Group, the median annual revenue of which is $5 billion, were:

• American Broadcasting	• CBS Corporation	• Cox Enterprises
Companies, Inc.	• The E.W. Scripps Company	• Fisher Communications
• Dow Jones & Company, Inc.	• Gannett Co., Inc.	• The Hearst Corporation
• Fox Broadcasting	• McClatchy Newspapers, Inc.	• McGraw-Hill Companies Inc.
• Landmark Communications	• Meredith Corporation	• NBC Universal, Inc.
• Media General, Inc.	• Turner Broadcasting	• Tribune Company
• The New York Times Company	• The Washington Post Company
• Viacom Inc.

Long-term incentive compensation recommendations are developed by the Company with reference to the Towers Perrin CDB Executive Compensation Database for General Industry participants, referred to as the Towers Perrin General Survey. The Company uses for comparison purposes a subset of 113 of the 350 companies that participate in the Towers Perrin General Survey. The median annual revenue for this subset of companies was $1.9 billion. The Company believes that the larger sample pool of similarly-sized companies in the subset provides a better source of long-term incentive data than would be available by limiting such information strictly to the Towers Perrin Peer Group. Representative industries included in the Towers Perrin General Survey include aerospace/defense; automotive and transportation; chemicals; computers, hardware, software and services; consumer products; electronics and scientific equipment; food and beverage; metals and mining; oil and gas; pharmaceuticals; and telecommunications.

In addition, during 2006, the Committee’s compensation consultant provided the Company with a supplemental summary of compensation information from a select group of public media companies’ proxy filings, referred to as the Proxy Study, that provided total compensation information for their executive officers. The Company considers the companies in the Proxy Study to be similarly situated peer media companies that have operational characteristics similar to Belo. Company management uses the Proxy Study as a retrospective comparison of the average and 50th percentile compensation levels for similar industry executive officer positions. The companies included in the Proxy Study were:

• Dow Jones & Company, Inc.	• The E.W. Scripps Company	• Gannett Co., Inc.
• Hearst-Argyle Television, Inc.	• Lee Enterprises, Inc.	• McClatchy Newspapers, Inc.
• Media General, Inc.	• The New York Times Company	• Tribune Company
• The Washington Post Company	• Young Broadcasting Corporation

Process and Role of Management.  The Company uses each of these referenced surveys to develop recommendations for base salary, short-term cash incentive compensation, and long-term incentive compensation for the Company’s executive officers, including the chief executive officer. These recommendations, which are developed with input from the Committee’s compensation consultant, are presented by Marian Spitzberg, our senior vice president/Human Resources, to our chief executive officer, Robert Decherd. Robert Decherd and Marian Spitzberg adjust these recommendations after taking into account each individual executive officer’s recent performance, as well as his or her experience, level of responsibility and contributions to the Company’s long-term goals during the current year. The final compensation recommendations, together with the compensation histories and the percentile rankings of the executive officers relative to the Towers Perrin Peer Group, are then presented to the Committee, which has full access to its compensation consultant, Robert Decherd, Marian Spitzberg and the Human Resources staff who were involved in the formulation of recommendations. After consideration of the recommendations and adequate opportunity to address specific questions and concerns, the Committee makes final compensation recommendations for the named executive officers, excluding the chief executive officer, to the non-management members of Belo’s Board of Directors for their approval. In its deliberations, the Board considers the compensation objectives and philosophy of the Company in light of the recommendations. Based on its review and analysis, the Board determines the final compensation to be awarded to each named executive officer, with the exception of the chief executive officer. The Committee evaluates and determines the chief executive officer’s compensation after following the same process. In this regard, the Committee reviews and receives the same peer group information, except that market data for chief executive officer compensation is provided to the Committee without any specific compensation recommendation.

Timing of Decisions.  The Compensation Committee has three regularly-scheduled meetings each year in or around February, July and December. The Committee may also have special meetings by telephone or in person periodically as necessary to address compensation issues that may arise from time to time. With respect to 2006 compensation for our executive officers, the Committee held the following regular meetings to review, discuss, and set or recommend compensation levels, as follows:

December 2005	Determine or recommend 2006 base salaries

Determine or recommend 2006 individual cash incentive opportunities

Grant 2006 performance-related restricted stock unit awards

Set 2006 financial performance targets

February 2006	Establish a maximum incentive award pool to ensure tax deductibility under Section 162(m)

July 2006	Review and discuss compensation issues, policies, trends

December 2006	Award stock options

February 2007	Approve or recommend 2006 cash incentive bonuses, time-based restricted stock unit awards, and the number of performance-related restricted stock units earned in respect of 2006 performance

Elements of 2006 Executive Compensation

For the fiscal year ended December 31, 2006, the principal elements of compensation for named executive officers were:

•	base salary;

•	annual cash incentive opportunity;

•	long-term equity incentive compensation; and

•	retirement and other benefits.

The Committee administers the 2004 Executive Compensation Plan, as amended, which was approved by the Company’s shareholders. We refer to the Executive Compensation Plan as the ECP. The ECP provides for two elements of compensation: short-term cash incentives (performance bonus), and long-term equity-based compensation. Awards under the ECP are supplemental to an ECP participant’s base salary.

Officers of the Company and its subsidiaries, including Belo’s chief executive officer and its other executive officers, are eligible to participate in the ECP. Additional ECP participants are selected based on management’s evaluation of their ability to affect significantly the Company’s profitability.

Base Salary.  Base salaries for executive officers are reviewed annually. The Company gathers base salary data from the Towers Perrin Media Survey and the Towers Perrin Peer Group for compensation comparisons. The data provided by these two surveys includes certain statistical factors that make it possible to predict the median (50th percentile pay data) for both base salary and total target cash compensation.

The Company uses this survey data, along with the revenues earned by each executive officer’s organization, to prepare estimates of median pay for base salary and total target cash compensation for each executive officer, including the chief executive officer. Recommendations above the median may be made when warranted on account of an individual executive’s outstanding performance, promotion, retention concerns or market conditions. Recommendations below the median may also be made when warranted.

As discussed above, the Committee reviews the base salary recommendations and makes final recommendations to the Board, except with respect to the chief executive officer, for which the Committee has final approval. The 2006 base salaries of our executive officers listed in the Summary Compensation Table reflect a general increase in peer group median compensation in 2006 from 2005, as well as the February 2006 promotions of our vice chairman, our president/Media Operations and our executive vice president/Chief Financial Officer.

Annual Cash Incentive Opportunity.  Consistent with our objective of motivating and rewarding executives for achievement of the Company’s financial and non-financial performance objectives, each executive officer is eligible to receive annual incentive cash compensation based on financial performance objectives established in the annual financial plan (the Plan), approved by the Board at the beginning of each year. These performance goals are communicated to our executive officers at the beginning of each year. The financial performance objectives vary from year-to-year and reflect the cyclical nature of the Company’s businesses due to fluctuating advertising demand, for example, relating to election years, Olympics and other U.S. sports events, in addition to taking into consideration industry factors that include decreases in newspaper circulation, significant changes in demand for print classified advertising, changes in media usage habits by consumers and advertisers, and other competitive conditions, including recruiting and retaining talent.

The Committee establishes an annual performance-based incentive pool for each senior executive, as permitted by the ECP and in compliance with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Code. This performance pool (3% of Belo’s consolidated net income for Robert Decherd and 1.5% of Belo’s consolidated net income for each of Jack Sander, Dunia Shive, Dennis Williamson and Guy Kerr) provides a maximum for the award of cash and certain equity incentives, described below, and ensures full tax deductibility of the compensation awarded. The Compensation Committee has never awarded the full amount of the incentive pool to any executive officer.

Based upon 2006 financial performance, cash bonuses were awarded to senior executives by first considering the amounts that would have been paid to the senior executives under the method described below for calculating bonuses for other ECP participants. The Committee, in its discretion, may adjust the awards that are derived from that formula to take into consideration individual performance and potential, including achievement of non-financial objectives, scope of responsibility and their respective contributions toward Company performance.

Under the ECP, the Committee establishes a target bonus opportunity expressed as a percentage of base salary based on competitive market information using the Towers Perrin Media Survey. The Committee targets the median, or 50th percentile, of the Towers Perrin Media Survey and the Towers Perrin Peer Group for annual cash incentives. Target bonus opportunities for 2006 for each of the named executive officers were set as a percent of base salary as follows: Robert Decherd, 90%; Jack Sander, 75%; Dunia Shive, 65%; Dennis Williamson, 60%; and Guy Kerr, 50%. Target bonus opportunities for 2007 for each of the named executive officers are shown in the “Grants of Plan-Based Awards in 2006” table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column.

Actual bonus amounts earned by ECP participants may range from zero to a maximum bonus of 200 percent of the target bonus opportunity established by the Committee, depending on the level of achievement of Plan target. For 2006, the Committee approved financial performance ranges for Belo’s named executive officers based on the Company’s Plan, as shown in the table below. Payout for performance between points is prorated.

Performance	Financial Plan		Opportunity Payout
Level	Target Achievement	2006 EPS Goals	Based on Achievement

Maximum	110%	$1.40	200%
Target	100%	$1.27	100%
Threshold	85%	$1.08	10%
Below Threshold	Less than 85%	Less than $1.08	0%

We believe that linking bonus opportunity directly to financial performance, with an opportunity to earn a 200% payout of target bonus amount if maximum performance is achieved, provides participants with significant motivation to achieve the Company’s financial objectives.

Actual EPS of $1.26 for the year ended December 31, 2006 was adjusted at the Committee’s discretion. The primary adjustments included the elimination of a one-time gain on the sale of an investment and credit for certain expenses associated with the optimization of technology supporting all of the Company’s operations and the impact of curtailment of The G. B. Dealey Retirement Pension Plan, referred to as the Pension Plan. The adjusted EPS of $1.31, which was approved by the Committee, was then compared to the EPS target of $1.27 and an achievement of 130.8% of target resulted.

A proposed cash bonus under the ECP formula was calculated for each executive officer by applying this achievement percentage to each individual’s target bonus opportunity. For example, in 2006, Robert Decherd’s base salary of $925,000 and target bonus percentage of 90% would qualify him for a target bonus payout of $832,500. Based upon actual 2006 financial performance equivalent to 130.8% of the targeted EPS of $1.27, Robert qualified for an annual performance bonus under the ECP formula of $1,088,700.

The Committee also assessed the performance of the executive officers against non-financial goals established at the beginning of 2006. Non-financial goals included initiatives to be taken by each individual within his or her area of responsibility to further the Company’s strategic objectives. Accordingly, based on the Company’s financial performance and each individual’s performance in achieving his or her non-financial objectives, our named executive officers earned cash incentive payments in respect of 2006 performance that were paid to the executives in the first quarter of 2007. The incentive payments are quantified below in the “Non-Equity Incentive Plan

Compensation” column of the Summary Compensation Table. Amounts in excess of the ECP formula are reflected in the “Bonus” column of the Summary Compensation Table and reflect a rounding upward of the named executive officer’s cash incentive award. Additionally, Dunia Shive’s amount reflects her recent promotion to president and Chief Operating Officer.

Long-Term Equity Incentive Compensation.  The Company awards long-term equity incentive grants, or LTI compensation, to executive officers as part of its overall compensation package. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. The ECP provides the Committee with discretion to require performance-based standards to be met before awards vest; and in fact, the Committee set performance-based standards in connection with a portion of the 2006 LTI compensation awards. Since the ultimate value of the LTI compensation awards depends upon the performance of Belo common stock, the interests of the executive officers are aligned with the financial interests of Belo’s shareholders.

When determining the value of LTI compensation to be granted to executive officers, the Committee strives generally to set LTI compensation levels near the median of the Towers Perrin General Survey. The survey data is presented in terms of a multiple of an ECP participant’s (including an executive officer’s) base salary.

The resulting LTI compensation recommendations at the median level for executive officers other than Robert Decherd were then provided to Robert Decherd and Marian Spitzberg for their review and consideration. Based on their review of the information available for each of the executive officers, and after consideration of retention and succession planning issues and the performance and potential of each individual, an LTI compensation recommendation for each executive officer was prepared for the Committee’s review and approval. Market data for our chief executive officer’s long-term compensation was provided to the Committee without any recommended adjustment.

After the Committee determined each executive officer’s intended 2006 LTI compensation value, the Committee then also approved the allocation of the LTI compensation award among three types of equity instruments available under the ECP: stock options, time-based RSUs, referred to as TBRSUs, and performance-related RSUs, referred to as PBRSUs. The Company’s LTI equity awards are designed to meet its compensation objectives in three ways. First, stock options encourage and reward strong stock price performance, thus aligning the executive’s interests with those of shareholders. PBRSUs reward the achievement of the Company’s cumulative annual financial performance goals. Finally, TBRSUs encourage executives to remain with the Company and to focus on its long-term success.

The Company and Committee determined that for 2006, the Company’s long-term incentive objectives would be better served if awards to executive officers, other than the chief executive officer, consisted approximately of one-half PBRSUs and one-half TBRSUs. The PBRSUs provide performance-related pay, and the TBRSUs assist in retaining key leaders in a challenging business environment, and have a performance element as well. While the mix of equity instruments changed, the methodology for arriving at the overall intended value of each executive officer’s LTI award was unchanged from that described above.

The Committee deemed it unnecessary to change the elements of Robert Decherd’s LTI awards in light of his position with the Company as an executive officer, director and shareholder. As a result, Mr. Decherd was awarded stock options for 157,320 shares in December 2006, in addition to PBRSUs and TBRSUs discussed below.

Stock Option Awards.  Stock option awards are granted for shares of Belo Series B common stock at an exercise price equal to the closing market price of Belo’s Series A common stock on the date of grant. The option awards vest 40% on the first anniversary of the date of grant, an additional 30% on the second anniversary, and the remaining 30% on the third anniversary of the date of grant. All options expire on the tenth anniversary of the date of grant. The amounts in the Summary Compensation Table, under the column “Option Awards,” include the accounting expense recognized in 2006 by the Company in accordance with FAS 123R for prior year option grants to the named executive officers. See also the “Option Exercises and Stock Vested in 2006” table on page 37 for the amounts realized by the named executive officers from option exercises in 2006.

Time-Based Restricted Stock Unit Awards.  TBRSUs awarded to ECP participants, including executive officers, are based on continued employment with the Company and vest at the end of a three-year period. TBRSU awards made to executive officers are granted out of a performance incentive pool amount set for each executive, as discussed previously. These awards are generally made in February following the year of grant when the Company’s financial performance for the prior fiscal year can be determined, the incentive pool amount established, and individual non-financial performance goals can be assessed.

In February 2006, the Company awarded TBRSUs under the ECP to the named executive officers in respect of 2005 performance, the grant date fair value of which are reported under the column “Grant Date Fair Value of Stock and Option Awards” in the “Grants of Plan-Based Awards in 2006” table. Additionally, the amounts in the Summary Compensation Table, under the column “Stock Awards,” include the accounting expense recognized in 2006 by the Company in accordance with FAS 123R for these TBRSU awards to the named executive officers. In February 2007, the Committee awarded a total of 123,720 TBRSUs to the named executive officers under the ECP based upon 2006 performance. The grant date fair value of these TBRSU awards approximates the grant date fair value of the target PBRSU awards granted on December 13, 2006 to the named executive officers. The PBRSU and TBRSU awards, and stock options awarded to Robert Decherd, were determined by the Committee to represent long-term incentive awards for the named executive officers that approximate the market median.

Performance-Related Restricted Stock Units.  PBRSUs may be awarded to ECP participants, including executive officers. These awards are earned based upon the same performance criteria, financial performance achievement levels, and payout levels established annually for short-term cash incentives. Once the actual number of PBRSUs earned is determined after the close of the fiscal year, the PBRSUs vest at a rate of 33 1/3% per year over a three-year period.

In December 2005, the Committee approved 2006 target level grants of PBRSUs for each executive officer, excluding our vice chairman, who retired effective December 31, 2006, and who instead was granted, in recognition of his outstanding contributions to the Company, additional TBRSUs, the vesting of which accelerated upon his retirement. In February 2007, the Company assessed the December 2005 target grant of PBRSUs against actual 2006 financial performance and PBRSUs were paid to executive officers at 130.8% of target. The amounts in the Summary Compensation Table, under the column “Stock Awards,” include the accounting expense recognized in 2006 by the Company in accordance with FAS 123R for PBRSU awards to the named executive officers. Additionally, the grant date fair value of PBRSU awards made in December 2006 in respect of 2007 financial performance is contained in the “Grants of Plan-Based Awards in 2006” table.

Retirement Benefits.  Retirement benefits are an important part of a competitive compensation program. The Company maintains the Belo Supplemental Executive Retirement Plan, or SERP, for key executives approved by the Committee, including the named executive officers. The Company’s SERP is an account-balance plan, and does not guarantee a specific benefit amount to participants. The primary purpose of the SERP is to provide to key executives retirement benefits that are intended to restore retirement benefits restricted by IRS limits on qualified plans, such as the Pension Plan and the Belo Savings Plan (401(k) Plan) in which our executive officers also participate. The Company makes annual contributions to the SERP on behalf of each of the executive officers. For additional discussion of the Pension Plan and the SERP, see “Post-Employment Benefits — Pension Plan” and “Non-Qualified Deferred Compensation — Supplemental Executive Retirement Plan” below.

Change-in-Control and Severance Benefits

The Company does not presently have any employment or parachute-type severance agreements with executive officers. However, compensation and benefits under the Company’s ECP and SERP may be affected by a change in control of the Company. Generally under these plans, a change-in-control event means the first of the following to occur, unless the Board has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the applicable plan:

•	Commencement or public announcement of a tender offer for all or any part of the Company’s common stock;

•	Acquisition of more than 30% of all shares of Company common stock;

•	Shareholder approval of a merger in which the Company does not survive as an independent public company;

•	Shareholder approval of a sale or disposition of all or substantially all of the Company’s assets;

•	Specified changes in the majority composition of the Company’s Board.

Following a change in control, ECP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by management, including sales executives and non-employee directors, become fully vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately. Also, upon a change in control, the trust that holds assets to fund SERP benefits becomes irrevocable, and subject to the prior claims of the Company’s creditors, the assets of the trust may not be recovered by the Company until all SERP benefits have been paid. Because all Pension Plan participants are fully vested in their benefits under that plan, a change in control would have no effect upon participants’ benefits. In addition, the ECP provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years service). Belo’s named executive officers do not receive tax gross-up payments to compensate them for taxes incurred as a result of payments or benefits received in connection with a change in control or termination of employment.

In addition to the change-in-control provisions in these plans, the Company has general severance guidelines that may or may not be followed in any particular instance when an executive officer leaves the Company. These guidelines do not entitle executive officers to any specific severance benefit or amount of benefit in the event of termination of employment with the Company. For additional discussion, see “Termination of Employment and Change-in-Control Arrangements” and the “Potential Payments on Termination or Change-in-Control at December 31, 2006” table, below.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained an independent compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the Compensation Discussion and Analysis with management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2006.

COMPENSATION COMMITTEE

Judith L. Craven, M.D., M.P.H., Chair
Laurence E. Hirsch
Lloyd D. Ward

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to Belo’s principal executive officer, principal financial officer and its three other most highly-paid executive officers (the “named executive officers”) for services in all capacities to Belo for the fiscal year ended December 31, 2006.

Summary Compensation Table
							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert W. Decherd	2006	$925,000	$11,300	$1,499,519	$1,873,307	$1,088,700	$52,722	$288,945	$5,739,493
Chairman of the Board Chief Executive Officer

Dennis A. Williamson	2006	$500,000	$2,600	$343,977	$290,102	$392,400	$57,075	$144,456	$1,730,610
Executive Vice President/ Chief Financial Officer

John L. (Jack) Sander	2006	$700,000	$—	$983,900	$1,072,206	$685,000	$3,858	$509,254	$3,954,218
Vice Chairman

Dunia A. Shive	2006	$535,000	$20,200	$271,823	$400,877	$454,800	$—	$60,827	$1,743,527
President Chief Operating Officer

Guy H. Kerr	2006	$450,000	$700	$177,705	$271,566	$294,300	$20,154	$43,172	$1,257,597
Senior Vice President/Law and Government Secretary

(1)	The amounts in column (d) represent the portion of the cash incentive award that was in excess of the ECP formula due to a rounding upward of the named executive officer’s award. Dunia Shive’s amount also reflects her recent promotion to president and Chief Operating Officer.

(2)	The amounts in columns (e) and (f) reflect accounting expense recognized in 2006 for all outstanding share-based compensation issued in the form of TBRSUs, PBRSUs and stock options. The amounts reported in columns (e) and (f) above were recognized according to the rules of Statement of Financial Accounting Standard Number 123 as Revised (“FAS 123R”), which requires recognition of the fair value of stock-based compensation over the appropriate vesting period for the award. Expense amounts include dividend equivalents, but exclude risk of forfeiture assumptions for purposes of this disclosure. Plan provisions provide for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Therefore, under FAS 123R, expense for equity awards for employees that meet the early retirement criteria must be fully recognized in the year of the award. Robert Decherd, Dennis Williamson and Jack Sander meet these criteria.

The grant date fair value of stock and option awards in 2006 is presented in the “Grants of Plan-Based Awards in 2006” table. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see also Note 4 “Long-Term Incentive Plan” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2006, filed on Form 10-K.

(3)	Amounts in column (g) above were paid in March 2007 in respect of 2006 performance relative to financial performance targets and goals. The Company does not allow for the deferral of any amounts earned by its executives outside of the Belo Savings Plan, a qualified 401(k) plan available to substantially all employees. For further discussion of non-equity incentive compensation, see Compensation Discussion and Analysis on page 24 of this proxy statement.

(4)	The amounts indicated in column (h) are comprised of the increase in pension value for each named executive officer from the year ended December 31, 2005 to the year ended December 31, 2006. The change in the pension value for Dunia Shive for 2006 compared to 2005 was a decrease of $501. However, the column above includes a value of $0 for purposes of this disclosure.

(5)	For 2006, Belo contributed the following amounts to the Belo Savings Plan and the Belo Supplemental Executive Retirement Plan (“SERP”), which amounts are included in column (i):

	Belo Savings Plan	SERP
Name	Contribution ($)	Contribution ($)
	(a)	(b)

Robert W. Decherd	$7,260	$271,055
Dennis A. Williamson	$7,260	$137,196
John L. (Jack) Sander	$14,300	$494,954
Dunia A. Shive	$14,300	$46,527
Guy H. Kerr	$7,260	$35,912

Beginning in 2000, the Belo Savings Plan contribution for Jack Sander and Dunia Shive includes an enhanced 401(k) benefit, which was elected by each in lieu of continuing participation in Belo’s pension plan. See also the “Pension Benefits at December 31, 2006” table below.

The SERP contribution for Robert Decherd indicated above includes a $90,233 a make-up contribution attributable to his previous participation in the Company’s Management Security Plan (“MSP”), which was terminated December 31, 1999.

Additionally, amounts in the All Other Compensation column (i) for 2006 include $7,420 for life insurance purchased for Robert Decherd and $3,210 for tax gross-ups. Of this amount, $1,882 is related to the life insurance mentioned previously and $1,328 relates to Belo’s MSP make-up contribution to the SERP.

The total value of executive perquisites and personal benefits did not exceed $10,000 for any named executive officer.

The following table summarizes cash-based and equity awards that were granted under the ECP during 2006.

Grants of Plan-Based Awards in 2006
								Time-
								Based
Type of Award:					Performance-Related RSUs			RSUs	Stock Options
								All	All Other
								Other	Option		Grant
		Estimated Future Payouts			Estimated Future Payouts			Stock	Awards:	Exer-	Date
		Under Non-Equity			Under Equity Incentive			Awards:	Number of	cise	Fair
		Incentive Plan Awards(1)			Plan Awards(2)			Number	Securities	or Base	Value of
								of Shares	Under-	Price of	Stock and
								of Stock	lying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Robert W. Decherd	2/28/2006	—	—	—	—	—	—	59,500	—	—	$1,263,780
	12/13/2006	$88,650	$886,500	$1,773,000	5,244	52,440	104,880	—	—	—	$948,640
	12/13/2006	—	—	—	—	—	—	—	157,320	$18.09	$774,014
Dennis A. Williamson	2/28/2006	—	—	—	—	—	—	13,100	—	—	$278,244
	12/13/2006	$34,125	$341,250	$682,500	2,446	24,460	48,920	—	—	—	$442,481
John L. (Jack) Sander	2/28/2006	—	—	—	—	—	—	48,700	—	—	$1,034,388
	12/13/2006	—	—	—	—	—	—	—	—	—	—
Dunia A. Shive	2/28/2006	—	—	—	—	—	—	25,000	—	—	$531,000
	12/13/2006	$45,000	$450,000	$900,000	2,925	29,250	58,500	—	—	—	$529,133
Guy H. Kerr	2/28/2006	—	—	—	—	—	—	12,150	—	—	$258,066
	12/13/2006	$25,850	$258,500	$517,000	2,127	21,270	42,540	—	—	—	$384,774

(1)	The estimated future payouts under non-equity incentive plan awards are subject to a performance period that begins on January 1, 2007 and ends on December 31, 2007. The target amounts indicated in the table represent an established percent of the executive’s stated annual base salary, with the actual range of award starting at 10% of the target for threshold level performance up to 200% of the target award for performance that is at or above the maximum level of performance. Performance criteria for Robert Decherd, Dennis Williamson, Dunia Shive, and Guy Kerr are based upon reported earnings per share for Belo Corp., as adjusted for significant or unusual events or circumstances that are deemed to be excludable based upon the Compensation Committee’s determination. Jack Sander retired from the Company effective December 31, 2006 and, accordingly, was not awarded performance-based incentives to be earned during 2007. Non-equity incentive awards in the form of cash bonuses are generally paid in the first quarter of the year following the performance period, subject to approval or certification of performance achievement by the Compensation Committee.

(2)	The PBRSUs awarded December 13, 2006 are subject to a performance period that begins January 1, 2007 and ends December 31, 2007. In anticipation of Jack Sander’s retirement on December 31, 2006, he was not awarded PBRSUs. One-third of the earned PBRSU award will vest on the later of the earnings release date for the fiscal year ending December 31, 2007 or the date on which the 2007 performance criteria is certified by the Compensation Committee. PBRSUs are paid 60% in shares of Belo Series A common stock and 40% in cash. The remaining two-thirds of the earned award are subject to additional employment-based vesting criteria and receive dividend equivalents. One-half of the remaining earned award will vest on the earnings release date for the year ending December 31, 2008 and the final portion will vest on the earnings release date for the year ending December 31, 2009.

(3)	The TBRSUs awarded February 28, 2006 are in recognition of 2005 performance. Following the conclusion of the fiscal year ending December 31, 2005, the financial performance of Belo was evaluated and an incentive pool was established for providing incentive compensation to the named executive officers, including TBRSUs. The TBRSUs approved by the Compensation Committee for each executive are subject to a vesting period that ends on the date of the annual earnings release for the year ending December 31, 2008, and receive dividend equivalents in such amounts and such frequency as those declared on Belo Series A common stock. Jack Sander’s February 2006 TBRSU award vested automatically as a result of his December 31, 2006 retirement. For additional discussion, see Compensation Discussion and Analysis on page 24 of this proxy statement.

(4)	The stock options awarded December 13, 2006 are in recognition of 2006 performance. The options vest over a 3-year period, measured from the date of grant with 40% vesting on the one-year anniversary of the grant, 30% vesting on the two-year anniversary of the grant and 30% on the third anniversary of the grant. Options are granted with an exercise price equivalent to the closing market price for a share of Belo Series A common stock on the grant date. Unexercised options expire on the tenth anniversary of the date of the grant. Belo has never repriced options or made similar modifications to outstanding awards, except as necessary to prevent dilution of options holdings due to stock dividends and stock splits.

(5)	The grant date fair value for Robert Decherd’s stock option award in column (j) is based upon a Black-Scholes value of $4.92 per option, which was determined based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, generally determined over the estimated life of the option) — .28; risk free rate of return — 4.54%; dividend yield — 2.76%; estimated life — 7 years. The fair value estimates indicated above do not include any adjustments for risk of forfeiture. The fair value for the TBRSUs awarded February 28, 2006 is based on the closing market price of Series A Belo common stock on that date, which was $21.24. The fair value of the PBRSUs awarded December 13, 2006 assumes a payout at the target level of performance and uses the closing market price for a share of Belo Series A common stock on the grant date of $18.09. For additional discussion, see Compensation Discussion and Analysis on page 24 of this proxy statement.

For 2006, the proportion of equity-based compensation in relation to total compensation, excluding changes in pension value and above-market interest from non-qualified deferred compensation plans, for each of the named executive officers was as follows: Robert Decherd 59%; Dennis Williamson 38%; Jack Sander 52%; Dunia Shive 39%; and Guy Kerr 36%. See Compensation Discussion and Analysis on page 24 of this proxy statement for a discussion of all components of total direct compensation and objectives for each element, both cash and equity-based awards.

Equity Holdings and Value Realization

The following table contains information on all equity awards that were outstanding as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006
	Options Awards				Stock Awards
								Equity
							Equity	Incentive Plan
							Incentive Plan	Awards:
							Awards:	Market or
	Number of	Number of			Number of		Number of	Payout Value of
	Securities	Securities			Shares or	Market Value	Unearned	Unearned
	Underlying	Underlying			Units of	of Shares or	Shares, Units or	Shares, Units or
	Unexercised	Unexercised	Option		Stock	Units of Stock	Other Rights	Other Rights
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not	That Have	That Have
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested	Not Vested	Not Vested
Name	(1)	(1)	($)	Date	#(2)	($)(3)	(#)(4)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Robert W. Decherd	—	157,320	$18.09	12/13/2016	59,500	$1,093,015	104,880	$1,926,646
	44,800	67,200	$21.62	12/09/2015	32,692	$600,552
	140,000	60,000	$25.20	12/03/2014
	200,000		$27.94	12/05/2013
	200,000		$21.59	12/06/2012
	410,000		$17.88	11/30/2011
	410,000		$17.31	12/01/2010
	340,000		$19.13	12/16/2009
	200,000		$17.75	12/16/2008
	200,000		$26.38	12/19/2007
	20,000		$22.16	7/24/2007

Dennis A. Williamson	10,800	16,200	$21.62	12/09/2015	13,100	$240,647	48,920	$898,660
	42,000	18,000	$25.20	12/03/2014	8,718	$160,150
	50,000		$27.94	12/05/2013
	36,000		$21.59	12/06/2012
	50,000		$17.88	11/30/2011
	50,000		$17.31	12/01/2010
	43,000		$19.13	12/16/2009
	23,000		$17.75	12/16/2008
	16,200		$26.38	12/19/2007

John L. (Jack) Sander	20,000	30,000	$21.62	12/09/2015	48,700	$894,619	—	—
	105,000	45,000	$25.20	12/03/2014
	120,000		$27.94	12/05/2013
	122,000		$21.59	12/06/2012
	160,000		$17.88	11/30/2011
	160,000		$17.31	12/01/2010
	141,000		$19.13	12/16/2009
	47,000		$17.75	12/16/2008
	41,000		$26.38	12/19/2007

Dunia A. Shive	12,000	18,000	$21.62	12/09/2015	25,000	$459,250	58,500	$1,074,645
	59,500	25,500	$25.20	12/03/2014	13,076	$240,206
	75,000		$27.94	12/05/2013
	76,000		$21.59	12/06/2012
	109,000		$17.88	11/30/2011
	100,000		$17.31	12/01/2010
	77,000		$19.13	12/16/2009
	32,500		$17.75	12/16/2008
	18,200		$26.38	12/19/2007

Guy H. Kerr	9,200	13,800	$21.62	12/09/2015	12,150	$223,196	42,540	$781,460
	38,500	16,500	$25.20	12/13/2014	6,974	$128,112
	50,000		$27.94	12/05/2013
	53,000		$21.59	12/06/2012
	80,000		$17.88	11/30/2011
	75,000		$17.31	12/01/2010
	55,000		$16.56	06/16/2010

(1)	Vesting dates for each outstanding option award for the named executive officers are:

		Robert W.	Dennis A.	John L. (Jack)	Dunia A.	Guy H.
Vesting Date	Exercise Price	Decherd	Williamson	Sander	Shive	Kerr

December 3, 2007	$25.20	60,000	18,000	45,000	25,500	16,500
December 9, 2007	$21.62	33,600	8,100	15,000	9,000	6,900
December 13, 2007	$18.09	62,928	—	—	—	—
December 9, 2008	$21.62	33,600	8,100	15,000	9,000	6,900
December 13, 2008	$18.09	47,196	—	—	—	—
December 13, 2009	$18.09	47,196	—	—	—	—

All stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. Upon the occurrence of a change in control (as defined in the plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). See also footnote (2) of the Summary Compensation Table on page 31 of this proxy statement regarding vesting upon early retirement. All of Jack Sander’s option holdings fully vested upon his retirement on December 31, 2006, and are also reflected in the “Stock Ownership of Directors and Executive Officers” table and related footnotes on pages 5 through 7 of this proxy statement.

(2)	The amounts in column (g) reflect unvested TBRSUs and PBRSUs, respectively, that have been earned as of December 31, 2006, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company.

Scheduled vesting of all outstanding RSU awards for each of the named executive officers is as follows:

Projected		Robert W.	Dennis A.	John L. (Jack)	Dunia A.	Guy H.
Vesting Date *	Award Type	Decherd	Williamson	Sander**	Shive	Kerr

February 1, 2008	2005 PBRSU	16,346	4,359	—	6,538	3,487
February 1, 2009	2005 PBRSU	16,346	4,359	—	6,538	3,487
February 1, 2009	2005 TBRSU	59,500	13,100	48,700	25,000	12,150
February 1, 2010	2006 PBRSU	52,440	24,460	—	29,250	21,270

*	February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the later of the earnings release date for the previous completed fiscal year ending December 31 or the date on which the related performance criteria is certified by the Compensation Committee. See also footnote (2) to the Summary Compensation Table on page 31 regarding vesting upon early retirement.

**	Jack Sander’s February 2006 TBRSU award was subject to accelerated vesting upon his retirement on December 31, 2006, and a total of 48,700 shares were distributed to him as of January 3, 2007.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of Belo Series A common stock for the year ended December 31, 2006 of $18.37.

(4)	Awards indicated in column (i) represent the maximum level of PBRSUs that could be earned by the named executives based on 200% of the target level awards made in December 2006. These PBRSUs are subject to the satisfaction of certain financial performance criteria that have been established by the Compensation Committee for fiscal year 2007. The financial performance criteria used to determine the number of PBRSUs earned by the named executive are the same as those used to calculate the non-equity incentive awards made under the ECP. See Compensation Discussion and Analysis on page 24 of this proxy statement for discussion of cash incentive bonus criteria. One-third of the earned PBRSU award will vest on the later of the earnings release date for the year ending December 31, 2007 or the date on which the 2007 performance criteria is certified by the Compensation Committee. One-half of the remaining earned award will vest on the earnings release date for the year ending December 31, 2008 and the final portion will vest on the earnings release date for the year ending December 31, 2009. All earned PBRSUs not yet paid are subject to additional vesting requirements that are dependent upon the executive’s continued employment with the Company.

The following table presents information on amounts realized from options that were exercised during the 2006 fiscal year.

Option Exercises and Stock Vested in 2006(1)
Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)
(a)	(b)	(c)(2)

Robert W. Decherd	336,000	$332,640
Dennis A. Williamson	—	—
John L. (Jack) Sander	40,000	$24,671
Dunia A. Shive	—	—
Guy H. Kerr	—	—

(1)	No RSUs vested during 2006. Jack Sander’s February 2006 TBRSU award was subject to accelerated vesting upon his retirement on December 31, 2006. A total of 48,700 shares were distributed to him as of January 3, 2007, the first market trading day following his retirement date. The value realized by Jack in 2007 was $891,210.
(2)	The value realized upon the exercise of stock option awards is equal to the difference between the market value of Belo Series A common stock at the time of exercise and the stock option exercise price, multiplied by the number of shares acquired upon exercise of the stock option.

Post-Employment Benefits

Pension Plan.  Belo offers pension benefits to certain employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory pension plan was available to substantially all Belo employees who had completed one year of service and had reached 21 years of age as of June 30, 2000. The Pension Plan was amended effective July 1, 2000. As a result, new or rehired employees are not eligible to participate in the Pension Plan and individuals who were participants or eligible to become participants prior to July 1, 2000, were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a tax-qualified defined contribution plan. Jack Sander and Dunia Shive each made an election effective July 1, 2000 to cease accruing additional pension benefits, thereby becoming eligible for enhanced participation in the Belo Savings Plan.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1% times final monthly compensation times years of credited service plus .35% times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Belo matching contributions to the Belo Savings Plan. A participant’s interest in the Pension Plan ordinarily becomes fully vested upon completion of five years of credited service, or upon attainment of age 62, whichever first occurs. However, as a result of the plan amendment described above, any participant employed by Belo on July 1, 2000 is fully vested without regard to years of service or the age of the participant. Retirement benefits under the pension plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33% times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67% times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7%. The Pension Plan also provides for the payment of death benefits. The covered compensation of the named executive officers who are participants in the Pension Plan is comprised of base salary and cash incentive compensation received, up to a limit of $220,000 for all participants in 2006.

The table below presents the present value of each named executive officer’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2006. For the Pension Plan, Belo uses a December 31 measurement date for financial reporting purposes with respect to the Company’s audited financial statements for the fiscal year ending December 31, 2006.

Pension Benefits at December 31, 2006
		Number of
		Years of	Present Value of
		Credited	Accumulated
Name	Plan Name	Service (#)(1)	Benefit ($)(2)
(a)	(b)	(c)	(d)

Robert W. Decherd	The G. B. Dealey Retirement Pension Plan	33	$546,236
Dennis A. Williamson	The G. B. Dealey Retirement Pension Plan	24	$492,194
John L. (Jack) Sander	The G. B. Dealey Retirement Pension Plan	3	$81,972
Dunia A. Shive	The G. B. Dealey Retirement Pension Plan	7	$53,345
Guy H. Kerr	The G. B. Dealey Retirement Pension Plan	7	$97,420

(1)	The number of credited years of service for Jack Sander and Dunia Shive is less than their actual years of service with Belo based on each participant’s election effective July 1, 2000 to accept a frozen pension benefit in exchange for enhanced participation in the Belo Savings Plan. See also footnote (5) to the Summary Compensation Table for a discussion of “All Other Compensation,” including the increased Company contribution to the Belo Savings Plan for these two named executive officers.

As announced in the fourth quarter 2006, the Company froze benefits under the Pension Plan effective March 31, 2007, and is providing transition benefits to affected employees, including the granting of five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) do not include the 5-year credit.

(2)	Belo’s pension costs and obligations are calculated using various actuarial assumptions and methodologies as prescribed under SFAS 87 — Employers’ Accounting for Pensions, as amended by SFAS 158 — Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. To assist in developing these assumptions and methodologies, Belo uses the services of an independent consulting firm. To determine the benefit obligations, the assumptions the Company uses include, but are not limited to, the selection of the discount rate and projected salary increases. For additional information regarding the valuation methodology and material assumptions used in quantifying the pension benefits, see Note 6 “Defined Benefit Pension and Other Post Retirement Plans” of the Company’s Notes to Consolidated Financial Statements for the year ended

December 31, 2006, filed on Form 10-K. At December 31, 2006, Robert Decherd and Dennis Williamson were eligible to receive benefits under the early retirement provisions of the Pension Plan. Jack Sander had already attained an age of 65 years as of December 31, 2006 and, therefore, is eligible for normal retirement benefits.

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan.  The Belo Supplemental Executive Retirement Plan (“SERP”) provides a supplemental retirement benefit to key executives beyond the qualified retirement benefits allowed by the IRS. Federal tax law limits the amount of annual pay ($220,000 in 2006) that can be used in calculating benefits under qualified plans such as the Pension Plan and the Belo Savings Plan.

The SERP is a non-qualified defined contribution plan to which Belo makes annual contributions on behalf of its participants. To determine the amount of the annual Company contribution, the value of a participant’s age 65 retirement benefit using the same benefit formula as that used in the Pension Plan, is projected with and without regard to IRS limits. The value of the difference between the two projected amounts is the projected SERP benefit. Every three years, the projected SERP benefit and the annual contribution amount necessary to fund the projected SERP benefit is calculated using certain assumptions about future eligible earnings and the investment rate of return. This amount is contributed annually to a Rabbi Trust and becomes subject to market gains and losses. The trust remains a general asset of the Company and is subject to the claims of the Company’s creditors.

The balance in each named executive officer’s SERP account is made up of the total of Belo’s contributions plus an allocation of the investment gains and losses of the trust that holds account balances. Executives with three years of continuous service with the Company are fully vested in their SERP account balance. Executives are not permitted to make contributions to the SERP. Two executive officers serve on the Pension Investment Committee that oversees the investment decisions; however, they do not directly make investment decisions with respect to their individual trust accounts.

An executive’s vested SERP balance is paid in a single lump sum following termination of his or her employment with the Company. Payment is made no sooner than six months after his or her last day of employment, unless an alternative annuity has been elected. An executive may be allowed to defer the distribution of a portion of his or her SERP balance, provided that portion qualified for “grandfather” status as of January 1, 2005, at which time the SERP was amended to satisfy certain deferred compensation requirements of Section 409A of the Code. “Grandfather” status was granted as of January 1, 2005 to executives in the SERP aged 60 or more or with account balances of $450,000 or more. The payout of account balances subject to “grandfather” status is eligible for deferral under certain conditions and alternative forms of distribution may also be elected. Each of the named executive officers with the exception of Dennis Williamson and Guy Kerr has a SERP balance that qualifies for “grandfather” status. However, at this time, none of the named executive officers have initiated the required procedures necessary to exercise their right to defer distribution of their SERP benefit in the future.

The table below presents the allocation in the SERP for each named executive officer:

Non-Qualified Deferred Compensation for 2006
	Registrant	Aggregate
	Contributions	Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)(1)	($)	($)(2)
(a)	(c)	(d)	(f)

Robert W. Decherd	$271,055	$510,638	$3,783,921
Dennis A. Williamson	$137,196	$71,738	$630,710
John L. (Jack) Sander	$494,954	$426,412	$3,428,397
Dunia A. Shive	$46,527	$112,062	$817,440
Guy H. Kerr	$35,912	$33,386	$265,588

(1)	The contribution amounts presented in column (c) are included in column (i) “All Other Compensation” of the Summary Compensation Table on page 31 of this proxy statement.

(2)	Amounts indicated in column (f) represent each named executive officer’s allocated balance from the Belo SERP. The SERP is an account balance plan, therefore, the accumulated balance in each participant’s account is available as a lump sum distribution in the event of termination for any reason, other than “cause” as determined by the Compensation Committee.

Termination of Employment and Change-in-Control Arrangements

The following descriptions reflect the amount of compensation that would have become payable to each of the named executive officers under existing arrangements if the named executive’s employment had terminated and/or there had been a change in control on December 31, 2006, given the named executive’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees.

Except as described below, the Company does not have written agreements with any of the named executive officers that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. Continuation of base salary is not provided in the event of a change in control or other termination of employment. Belo does not have a policy, either formal or informal, for payments to be made in the event of termination of employment, other than those policies that are generally available to all other employees and executives of the Company. The actual amounts that would be paid upon a change in control or a named executive officer’s termination of employment can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the foregoing description. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age. In connection with any actual termination of employment, change in control or otherwise, Belo may determine to enter into or amend other agreements or arrangements that provide additional or alternative benefits that would be payable as a result of such events, as the Compensation Committee or Board determines appropriate.

The approximate value of the severance benefits available to each of the named executive officers under the 2004 Executive Compensation Plan (“ECP”) if he or she had been terminated, or had there been a change in control, on

December 31, 2006, would have been as follows, based on a closing market price of $18.37 for the Company’s Series A common stock for the year ended December 31, 2006:

Potential Payments on Termination or Change in Control
at December 31, 2006
		Death, Disability
		or Retirement
		After Age 55
		with Three Years
Name and Description of Benefit	Change-in-Control	Service
(a)	(b)	(c)

Robert W. Decherd
Non-equity incentives(1)	$1,088,700	$—
Stock Options(2)	$44,050	$44,050
Time-based RSUs(3)	$1,093,015	$1,093,015
Performance-related RSUs(4)	$1,864,165	$900,842

Dennis A. Williamson
Non-equity incentives(1)	$392,400	$—
Stock Options(2)	$—	$—
Time-based RSUs(3)	$240,647	$240,647
Performance-related RSUs(4)	$689,555	$240,224

John L. (Jack) Sander(5)
Non-equity incentives(1)	$686,000	$—
Stock Options(2)	$—	$—
Time-based RSUs(3)	$894,619	$894,619
Performance-related RSUs(4)	$—	$—

Dunia A. Shive
Non-equity incentives(1)	$454,800	$—
Stock Options(2)	$—	$—
Time-based RSUs(3)	$459,250	$459,250
Performance-related RSUs(4)	$897,660	$360,337

Guy H. Kerr
Non-equity incentives(1)	$294,300	$—
Stock Options(2)	$—	$—
Time-based RSUs(3)	$223,196	$223,196
Performance-related RSUs(4)	$582,910	$192,180

(1)	In the event of a change in control, short-term, non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). Cash bonuses are not automatically paid for executives terminating under other circumstances. See Compensation Discussion and Analysis — “Change-in-Control and Severance Benefits” on page 29 of this proxy statement for a discussion of change-in-control events under the ECP and the SERP.

(2)	All stock options, vested or unvested, are forfeited immediately in the event an executive is terminated for cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all option holdings is accelerated and all vested options will remain exercisable until the original expiration date of that option (10 years from the date of grant). If any named executive officer is terminated without cause, vested options will remain exercisable for a period of one year from the date of the executive’s termination of employment. Unvested options are forfeited immediately.

(3)	All unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable.

(4)	All unvested PBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all earned but unvested PBRSUs is accelerated and payment is made as soon as practicable. In the event of a change in control, unearned PBRSUs are earned and paid at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date).

(5)	On December 31, 2006, Jack Sander retired from Belo. At retirement, all of Jack’s stock options and TBRSU awards fully vested. Jack received a total of 48,700 shares of Series A common stock valued at $891,210 due to the accelerated vesting of his February 2006 TBRSU award. The TBRSUs were valued at $18.30 per share, the closing market price for Belo Series A common stock on January 3, 2007, the first market trading day following Jack’s retirement date. The shares distributed to Jack, as well as his vested options, are reflected in the “Stock Ownership of Directors and Executive Officers” table and related footnotes on pages 5 through 7 of this proxy statement. Jack also received a cash bonus of $685,000 in respect of 2006 financial performance that is reflected in column (g) “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table on page 5 of this proxy statement. He will also receive the pension and SERP benefits described in the “Pension Benefits at December 31, 2006” table and the “Non-Qualified Deferred Compensation for 2006” table on pages 38 and 39, respectively, of this proxy statement. Post-retirement, Jack has agreed to provide consulting services to Belo on a number of business-related activities, including representing Belo within leading industry organizations and working on public policy issues. Accordingly, Jack has entered into a consulting agreement with Belo pursuant to which he may earn $1,000 per day, plus travel and home office expenses.

DIRECTOR COMPENSATION

Director Compensation for 2006

During 2006, non-employee directors received an annual retainer package with a nominal value of $140,000. One-half of the Board’s annual retainer was divided between options to purchase Belo Series B common stock and TBRSUs for Belo Series A common stock. The number of options awarded was determined using an option valuation model that approximates a Black-Scholes value as of the date of the award. The number of TBRSUs awarded was derived from the number of options on a formula of three-for-one. Directors may elect to receive all or a portion of the remaining amount of their annual retainer in additional stock options for Series B common stock or in cash. Awards are made effective with the date of the Annual Shareholders Meeting, which is generally in early May of each year.

Directors who served as committee chairs in 2006 received an additional $10,000 in cash compensation. Belo reimburses all directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. Robert Decherd, who was chairman on the board, president and chief executive officer of the Company during 2006, did not receive separate compensation for Board service.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)
(a)	(b)	(c)	(d)	(h)

Henry P. Becton, Jr.	$80,000	$26,391	$33,479	$139,870
Louis E. Caldera	$70,000	$26,391	$33,479	$129,870
France A. Córdova, Ph.D.	$70,000	$26,391	$33,479	$129,870
Judith L. Craven, M.D., M.P.H.	$80,000	$26,391	$33,479	$139,870
Roger A. Enrico	$80,000	$26,391	$33,479	$139,870
Dealey D. Herndon	$70,000	$26,391	$33,479	$129,870
Laurence E. Hirsch	$—	$26,391	$84,238	$110,629
Wayne R. Sanders	$70,000	$26,391	$33,479	$129,870
William T. Solomon	$70,000	$26,391	$33,479	$129,870
M. Anne Szostak	$70,000	$26,391	$33,479	$129,870
Lloyd D. Ward	$70,000	$26,391	$33,479	$129,870
J. McDonald Williams	$80,000	$26,391	$33,479	$139,870

(1)	TBRSUs were awarded to non-employee directors for the first time in 2006 and, as of December 31, 2006, each non-employee director held 2,205 TBRSUs. The amounts indicated in column (c) for Stock Awards are based on the accounting expense recognized by the Company under the requirements of FAS 123R, which includes dividend equivalents. Expense is recorded over the one-year vesting period for each award beginning at the time of grant, which was the date of the Annual Meeting of Shareholders on May 9, 2006. The actual grant date fair value of these awards was $39,602 for each director. Once vested, the TBRSUs are paid two years later, on the date of the Annual Meeting of Shareholders three years from the date of the original award. Payment of vested RSUs is made 60% in shares of Series A common stock and 40% in cash.

Directors who voluntarily resign or retire from Board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the normal payment date, which is three years from the date of the award. Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

(2)	Amounts indicated in column (d) for Option Awards represent the accounting expense recognized by the Company in 2006 under the requirements of FAS 123R for stock options held by non-employee directors. Belo uses the Black-Scholes option pricing model to determine the fair value of options. The grant date fair value for the option awards made to each non-employee director, with the exception of Larry Hirsch, was $26,725. The grant date fair value of Larry’s award was $80,174. For additional information with respect to the assumptions and valuation methodology for share-based compensation, see Note 4 “Long-Term Incentive Plan” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2006, filed on

Form 10-K. The option exercise price is equal to the closing market price of Series A common stock on the date of grant. Options vest one year from the date of grant and expire ten years from the date of grant. Directors who voluntarily resign from Board service prior to the vesting of options forfeit unvested options. Vesting is accelerated for options held by a director who retires, becomes disabled or dies. In any event, vested options remain exercisable for the original term of the award for all former directors. Following are the stock option holdings of each of Belo’s non-employee directors as of December 31, 2006:

	Outstanding	Exercisable
Name	Stock Options	Stock Options

Henry P. Becton, Jr.	100,194	93,579
Louis E. Caldera	44,440	37,825
France A. Córdova, Ph.D.	29,535	22,920
Judith L. Craven, M.D., M.P.H	76,637	70,022
Roger A. Enrico	106,554	99,939
Dealey D. Herndon	76,637	70,022
Laurence E. Hirsch	130,555	110,710
Wayne R. Sanders	29,535	22,920
William T. Solomon	76,887	70,272
M. Anne Szostak	19,736	13,121
Lloyd D. Ward	59,350	52,735
J. McDonald Williams	99,116	92,501

Certain Relationships

Belo has a written Code of Business Conduct and Ethics, which sets forth Belo’s policy that all directors, officers and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest significantly interferes or appears to significantly interfere with Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; the Company’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees. Belo has procedures pursuant to which significant transactions involving the Company and related persons are generally subject to review by an appropriate disinterested party (which may include one or more directors or executive officers).

Effective October 1, 2005, the Company entered into a construction contract with Austin Commercial, L.P. relating to the new Dallas Morning News South Plant. The contract provides for total payments of approximately $16.5 million, of which approximately $14.1 million was paid during the year ended December 31, 2006. Director Bill Solomon is non-executive chairman of the board of Austin Industries, Inc., the parent company of Austin Commercial, L.P.. This transaction was reviewed and approved in advance by the Audit Committee in accordance with the above-referenced procedures.

Robert Decherd’s son, William Decherd, has been employed by Belo Corp. since August 2005. In 2006, he was promoted to Product Development Director and previously served as Product Development Manager. William continues to staff the Company’s enterprise-wide strategy and business development activities. Prior to joining Belo, William worked in an analyst role for The Goldman Sachs Group, Inc., McKinsey & Company, and Hicks, Muse, Tate & Furst Incorporated (now known as HM Capital Partners LLC), a Dallas-based private equity firm. William’s compensation for 2006 was $160,882, consisting of base salary and a performance bonus under the Company’s management compensation plan. His base salary for 2007 is $165,000 with a performance bonus opportunity like other plan participants. William’s employment with Belo was discussed with the Board in advance of his joining the Company. William’s 2006 and 2007 compensation was reviewed and approved by the president and Chief Operating Officer and the senior vice president/Human Resources in accordance with the Company’s normal management compensation process and the procedures referenced above.

The Company is not aware of any other related party transactions that would require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2006 annual report to shareholders is being distributed with this proxy statement. Copies of our annual report on Form 10-K for the fiscal year ended December 31, 2006 may be obtained without charge upon written or oral request to Belo Corp., Attention: Guy H. Kerr, Secretary, P.O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606. Our annual report on Form 10-K is also available free of charge on www.belo.com, along with our quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, a single copy of this proxy statement and the 2006 annual report have been sent to your address. (Each shareholder will continue to receive a separate proxy voting form.) If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2006 annual report, please contact the Investor Relations Department of Belo Corp. (P.O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact the Householding Department of ADP Investor Communication Service by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling (800) 542-1061, and indicate your name and the name of each of your brokerage firms or banks where your shares are held. You may also have an opportunity to opt in or opt out of householding by following the instructions on your proxy voting form supplied with this proxy by your bank or broker.

How to Receive Next Year’s Proxy Statement and Annual Report Online

You can elect to receive future Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Most shareholders who vote their shares for the 2007 Annual Meeting over the Internet will be given the opportunity to consent to future Internet delivery of our documents when voting. You can also elect Internet delivery by going directly to www.proxyconsent.com/blc and following the instructions given, or by going to the Investor Relations section of our Web site at www.belo.com and clicking on the link for “Electronic Delivery of Proxy Materials and Annual Report.”

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When the proxy statement and annual report for our 2008 annual meeting become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

SHAREHOLDER PROPOSALS FOR 2008 MEETING

In order to propose business for consideration or nominate persons for election to the Board, a shareholder must comply with the advance notice provisions of our bylaws. The bylaws provide that any such proposals or nominations must be submitted to us between February 8, 2008 and March 9, 2008 in order to be considered at the 2008 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2008 annual meeting may do so by submitting the proposal to the attention of Belo’s Secretary by no later than December 5, 2007 and following the procedures described in SEC Rule 14a-8.

Copies of the bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting Belo’s Secretary at P.O. Box 655237, Dallas, Texas 75265-5237, or by telephone at (214) 977-6606, and submissions pursuant to these provisions should be addressed to Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

GUY H. KERR
Secretary
Dated: April 3, 2007

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board on September 29, 2006 is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Guy H. Kerr, Secretary,
P.O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606.

Board Composition & Qualifications

Majority Voting in the Election of Directors
If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the completion of his or her term as a director and until his or her successor is duly elected, or his or her earlier resignation or removal.

If the Nominating and Corporate Governance Committee does not have a quorum and is unable to make a recommendation regarding a tendered resignation because multiple directors have tendered their resignations, then the remaining disinterested members of the full Board shall act on the tendered resignations without a recommendation from the Nominating and Corporate Governance Committee.

If a director’s resignation is accepted by the Board, or if a non-incumbent nominee for director is not elected, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 4 of Belo’s bylaws or may decrease the size of the Board pursuant to the provisions of Article III, Section 2 of Belo’s bylaws.

This Corporate Governance Guideline will be summarized or included in each proxy statement relating to an election of the directors of the Company.

A-1

APPENDIX B

INDEPENDENCE STANDARDS
Excerpted from Belo Corp.
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board on September 29, 2006 is posted on Belo’s Web site at www.belo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
Belo Corp., Attention: Guy H. Kerr, Secretary,
P.O. Box 655237, Dallas, Texas 75265-5237, (214) 977-6606.

Board Composition & Qualifications

Independence
A substantial majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees

Number, Structure and Independence of Committees
The Board has four standing committees:  Audit, Compensation, Nominating and Corporate Governance, and Executive. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with Belo. For purposes of these standards, “Belo” means Belo Corp. and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of Belo’s outside auditing firm; (b) the director is not a current employee of Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of Belo’s outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of Belo’s outside auditing firm and personally worked on Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received, during any 12-month period in the past three years, any direct compensation payments from Belo in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of Belo, and pension or other forms of deferred compensation for prior service;

B-1

6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from Belo, or during any of the last three fiscal years has made payments to or received payments from Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which Belo makes or in the past three fiscal years has made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which Belo was indebted at the end of Belo’s last full fiscal year in an aggregate amount in excess of 2% of Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from Belo Corp. or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Belo; or (2) is “an affiliated person” of Belo Corp. or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

BELO-PS-07

NOTICE TO PARTICIPANTS
IN THE
BELO SAVINGS PLAN

Dear Belo Savings Plan Participant:

Enclosed with this notice is a proxy statement of Belo Corp. describing the annual meeting of shareholders to be held on May 8, 2007. The annual meeting will be held for the purpose of electing four directors, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, voting on a shareholder proposal, and considering any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company as the trustee of the Belo Savings Plan, can vote the shares of Belo stock held by the Belo Savings Plan. However, under the terms of the Belo Savings Plan, you are entitled to instruct the trustee how to vote the shares of Belo stock that were allocated to your plan account at the close of business on March 16, 2007.

Enclosed with this notice is a confidential voting instruction card provided to you for the purpose of instructing the trustee how to vote your plan shares. Your participation is important. Please take the time to complete the instruction card and return it in the enclosed self-addressed and stamped envelope or vote your plan shares by toll-free telephone number or the Internet.

The trustee will vote all Belo shares held by the Belo Savings Plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 6, 2007, unless the trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a voting instruction card but do not check any boxes on the card, the trustee will vote your plan shares FOR all nominees standing for election as directors, FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and AGAINST the shareholder proposal relating to repeal of the classified Board. In addition, at its discretion, the trustee of the Belo Savings Plan is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to the trustees are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct the trustee to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, the trustee must establish a cut-off date for receipt of voting instructions. The cut-off date is May 6, 2007.  The trustee cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 6, 2007. If the trustee does not receive timely instructions from you with respect to your plan shares, the trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants.

Further Information

If you are a direct shareholder of Belo, you will also find enclosed a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by Internet or telephone with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct the trustee how to vote your plan shares is an important part of your rights as a participant. Please consider the enclosed material carefully and return your voting instructions to us promptly.

April 3, 2007

FIDELITY MANAGEMENT
TRUST COMPANY
as Trustee of the BELO SAVINGS PLAN

BELO-LTR-07

YOUR PROXY CARD IS ATTACHED BELOW.
PLEASE READ AND FOLLOW THE INSTRUCTIONS
CAREFULLY AND DETACH AND RETURN YOUR
COMPLETED PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE
DO NOT MAIL YOUR
PROXY CARD IF YOU VOTE
BY TELEPHONE OR INTERNET

Electronic Access to Future Shareholder Communications. You may elect to receive future annual reports, proxy statements, and other shareholder materials over the Internet. To consent to electronic access, please follow the instructions on this card to vote using the Internet and, when prompted, click on the tab marked “E-Consent” and complete the sign-up form.

PROXY
Annual Meeting of Shareholders — To be held May 8, 2007
THE BOARD OF DIRECTORS OF BELO CORP. SOLICITS THIS PROXY
     The undersigned hereby appoints Robert W. Decherd, Dennis A. Williamson, and Guy H. Kerr, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of Belo Corp. held of record by the undersigned on March 16, 2007, at the 2007 Annual Meeting of Shareholders, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “AGAINST” THE SHAREHOLDER PROPOSAL RELATING TO REPEAL OF THE CLASSIFIED BOARD OF DIRECTORS AND IN THE PROXYHOLDERS’ DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING.
(Continued and to be dated and signed on the reverse side)

CHANGE OF ADDRESS	BELO CORP. P.O. BOX 11338 NEW YORK, N.Y. 10203-0338

BELO CORP.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET

https://www.proxypush.com/blc

•	Go to the website address listed above.	OR
•	Have your proxy card in hand.
•	Follow the simple instructions that appear on your computer screen.
TELEPHONE

1-866-697-7125

• •	Use any touch-tone telephone. Have your proxy card in hand.	OR
•	Follow the simple recorded instructions.
MAIL

•	Mark, sign and date your proxy card.
•	Detach your proxy card.
•	Return your proxy card in the postage-paid envelope provided.

There is no charge to vote by telephone. As with all Internet access, usage or service fees must be paid by the user.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please note all votes cast via the Internet or telephone must be cast prior to 5:00 p.m. (Eastern Time), May 7, 2007.

1-866-697-7125
CALL TOLL-FREE TO VOTE

☐	▼ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	Election of the following nominees as Class III director (Terms expire in 2010): 01 Louis E. Caldera 02 Judith L. Craven M.D.,M.P.H. 03 Dealey D. Herndon 04 Wayne R. Sanders

FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FROM ALL NOMINEES	☐

FOR ALL NOMINEES EXCEPT ANY NOMINEE(S) WHOSE NAME IS WRITTEN BELOW.			☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Shareholder proposal relating to repeal of the classified Board of Directors.	☐	☐	☐

4.	At the discretion of such proxies on any other matter that properly may come before the meeting or any adjournment or postponement thereof.
This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting, “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors and in the proxyholders’ discretion on any other matter presented at the meeting.

To change your address, please mark this box and see reverse.	☐

S C A N   L I N E

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date Stock Owner sign here	Co-Owner sign here

YOUR VOTING INSTRUCTION CARD FOR YOUR
BELO SAVINGS PLAN SHARES IS ATTACHED BELOW
PLEASE READ AND FOLLOW THE INSTRUCTIONS
CAREFULLY AND DETACH AND RETURN YOUR
COMPLETED VOTING INSTRUCTION CARD IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.
DO NOT MAIL YOUR
VOTING INSTRUCTION CARD IF YOU VOTE
BY TELEPHONE OR INTERNET
Electronic Access to Future Shareholder Communications. You may elect to receive future annual reports, proxy statements, and other shareholder materials over the Internet. To consent to electronic access, please follow the instructions on this card to vote using the Internet and, when prompted, click on the tab marked “E-Consent” and complete the sign-up form.

VOTING INSTRUCTIONS TO TRUSTEE OF BELO SAVINGS PLAN
Annual Meeting of Shareholders — To be held May 8, 2007
TO PARTICIPANTS IN THE BELO SAVINGS PLAN:
     As a participant in the Belo Savings Plan, you may instruct the trustee how to vote the shares of Belo common stock allocated to your account at the 2007 Annual Meeting of Shareholders, and any adjournment or postponement thereof.This voting instruction card, when properly completed and returned by you, will constitute instructions to the trustee to vote the shares of Belo common stock credited to your Belo Savings Plan account as of March 16, 2007.Your instructions to the trustee will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of Belo. Please use the other side of this form in giving your instructions.
     If the trustee has not received your voting instructions by May 6, 2007, your plan shares will be voted by the trustee in the same proportion as those shares for which voting instruction has been timely received. If you sign, date, and return a voting instruction card but do not check any boxes on the card, the trustee will vote your Belo Savings Plan shares “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors.
FIDELITY MANAGEMENT TRUST COMPANY
Trustee of the Belo Savings Plan

(Continued and to be dated and signed on the reverse side)
CHANGE OF ADDRESS

BELO CORP.
P.O. BOX 11344
NEW YORK, N.Y. 10203-0344

BELO CORP.	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET

https://www.proxypush.com/blc

•	Go to the website address listed above.	OR
•	Have your voting instruction card in hand.
•	Follow the simple instructions that appear on your computer screen.
TELEPHONE

1-866-697-7125

• •	Use any touch-tone telephone. Have your voting instruction card in hand.	OR
•	Follow the simple recorded instructions.
MAIL

•	Mark, sign and date your voting instruction card.
•	Detach your voting instruction card.
•	Return your voting instruction card in the postage-paid envelope provided.

There is no charge to vote by telephone. As with all Internet access, usage or service fees must be paid by the user.
Your Internet or telephone vote authorizes the trustee to vote your shares in the same manner as if you marked, signed, and returned your voting instruction card. Please note all votes cast via the Internet or telephone must be cast prior to 12:00 midnight (Eastern Time), May 6, 2007.
1-866-697-7125
CALL TOLL-FREE TO VOTE
☐
▼DETACH VOTING INSTRUCTION CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET ▼

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
1.	Election of the following nominees as Class III director (Terms expire in 2010):

01 Louis E. Caldera
02 Judith L. Craven M.D.,M.P.H.
03 Dealey D. Herndon
04 Wayne R. Sanders

FOR ALL NOMINEES	☐	WITHHOLD AUTHORITY FROM ALL NOMINEES	☐
FOR ALL NOMINEES EXCEPT ANY NOMINEE(S) WHOSE NAME IS WRITTEN BELOW.			☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Shareholder proposal relating to repeal of the classified Board of Directors.	☐	☐	☐

4.	At the discretion of the trustee on any other matter that properly may come before the meeting or any adjournment or postponement thereof.
The trustee of the Belo Savings Plan is hereby instructed to vote in the manner directed herein or, if no direction is made, to vote “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment or Ernst & Young LLP as the Company’s independent registered public accounting firm, and “AGAINST” the shareholder proposal relating to repeal of the classified Board of Directors.
To change your address, please mark this box and see reverse.     ☐

S C A N   L I N E
I hereby authorize Fidelity Management Trust Company, as trustee under the Belo Savings Plan, to vote the full shares of Belo common stock credited to my account under the Belo Savings Plan at the 2007 Annual Meeting in accordance with instructions given above. The trustee has appointed The Bank of New York as agent to tabulate the votes.

Date	Stock Owner sign here	Co-Owner sign here